AGREEMENT AND PLAN OF MERGER

                                      among

                              Value Property Trust,

                         Wellsford Real Properties, Inc.

                                       and

                          Wellsford Capital Corporation

                         Dated as of September 18, 1997

                                TABLE OF CONTENTS



ARTICLE 1.        THE MERGER....................................................
         1.1      The Merger....................................................
         1.2      The Closing...................................................
         1.3      Effective Time................................................

ARTICLE 2.        [INTENTIONALLY OMITTED].......................................

ARTICLE 3.        DECLARATION OF TRUST AND BYLAWS OF THE SUCCESSOR .............
         3.1      Charter.......................................................
         3.2      Bylaws........................................................

ARTICLE 4.        DIRECTORS AND OFFICERS OF THE SUCCESSOR.......................
         4.1      Directors.....................................................
         4.2      Officers......................................................

ARTICLE 5.        CONVERSION OF SHARES..........................................
         5.1      Conversion of VPT Shares......................................
         5.2      Consideration Election........................................
         5.3      Employee Stock Options........................................

ARTICLE 6.        PAYMENT FOR SHARES............................................
         6.1      Payment for VPT Shares........................................
         6.2      Adjustments...................................................

ARTICLE 7.        REPRESENTATIONS AND WARRANTIES OF VPT.........................
         7.1      Existence; Good Standing; Authority; Compliance With Law......
         7.2      Authorization, Validity and Effect of Agreements..............
         7.3      Capitalization................................................
         7.4      Subsidiaries..................................................
         7.5      Other Interests...............................................
         7.6      No Violation..................................................
         7.7      SEC Documents.................................................
         7.8      Litigation....................................................
         7.9      Absence of Certain Changes....................................
         7.10     INTENTIONALLY OMITTED.........................................
         7.11     Taxes.........................................................
         7.12     Books and Records.............................................
         7.13     Properties....................................................
         7.14     Environmental Matters.........................................
         7.15     No Brokers....................................................
         7.16     Opinion of Financial Advisor..................................
         7.17     Related Party Transactions....................................
         7.18     Contracts and Commitments.....................................
         7.19     Definition of VPT's Knowledge.................................
         7.20      ERISA; Benefit Plans.........................................
         7.21     Anti-takeover Plan............................................
         7.22     Shareholder Vote Required.....................................
         7.23     Undisclosed Liabilities.......................................
         7.24     Insurance.....................................................
         7.25     Absence of Sensitive Payments.................................
         7.26     Amendment of Registration Rights Agreement....................

ARTICLE 8.        REPRESENTATIONS AND WARRANTIES OF BUYER.......................
         8.1      Existence; Good Standing; Authority; Compliance With Law......
         8.2      Authorization, Validity and Effect of Agreements..............
         8.3      No Violation..................................................
         8.4      Financing.....................................................
         8.5      Title Reports and Surveys Obtained by Buyer on Properties.....
         8.6      Capitalization................................................
         8.7      Subsidiaries..................................................
         8.8      Other Interests...............................................
         8.9      SEC Documents.................................................
         8.10     Litigation....................................................
         8.11     Absence of Certain Changes....................................
         8.12     Taxes.........................................................
         8.13     Books and Records.............................................
         8.14     Properties....................................................
         8.15     Environmental Matters.........................................
         8.16     No Brokers....................................................
         8.17     Related Party Transactions....................................
         8.18     Definition of Buyer's Knowledge...............................
         8.19     Anti-takeover Plan............................................
         8.20     Undisclosed Liabilities.......................................

ARTICLE 9.        COVENANTS.....................................................
         9.1      Conduct of Businesses.........................................
         9.2      New Leases and Lease Modifications............................
         9.3      Meeting of Shareholders.......................................
         9.4      Filings; Other Action.........................................
         9.5      Access to Information.........................................
         9.6      Publicity.....................................................
         9.7      Certain Benefits..............................................
         9.8      Listing Application...........................................
         9.9      Further Action................................................
         9.10     Indemnification and Insurance.................................
         9.11     REIT Status...................................................
         9.12     Other Offers..................................................
         9.13     Notice of Certain Events......................................
         9.14     Affiliate Letters.............................................
         9.15     Amendment to Registration Rights Agreement....................

ARTICLE 10.  CONDITIONS.........................................................
         10.1     Conditions to Each Party's Obligation to Effect the Merger....
         10.2     Conditions to Obligations of VPT to Effect the Merger.........
         10.3     Conditions to Obligation of Buyer and Merger Subsidiary to
                  Effect the Merger.............................................

ARTICLE 11.  TERMINATION........................................................
         11.1     Termination...................................................
         11.2     Effect of Termination.........................................
         11.3     Expenses......................................................
         11.4     Extension; Waiver.............................................

ARTICLE 12.  GENERAL PROVISIONS.................................................
         12.1     Nonsurvival of Representations, Warranties and Agreements.....
         12.2     Notices.......................................................
         12.3     Assignment; Binding Effect; Benefit...........................
         12.4     Entire Agreement..............................................
         12.5     Confidentiality...............................................
         12.6     Amendment.....................................................
         12.7     Governing Law.................................................
         12.8     Counterparts..................................................
         12.9     Headings......................................................
         12.10    Waivers.......................................................
         12.11    Incorporation.................................................
         12.12    Severability..................................................
         12.13    Interpretation and Certain Definitions........................
         12.14    Specific Performance..........................................
         12.15    Broker Liability Release......................................


EXHIBIT A         -        Form of Affiliate Letter

                          AGREEMENT AND PLAN OF MERGER

         This AGREEMENT AND PLAN OF MERGER (this "Agreement") is made and entered into as of September 18, 1997 among Value Property Trust, a Maryland real estate investment trust ("VPT"), Wellsford Real Properties, Inc., a Maryland corporation ("Buyer"), and Wellsford Capital Corporation, a Maryland corporation and wholly-owned subsidiary of Buyer ("Merger Subsidiary").


                                    RECITALS

         A. The Board of Trustees of VPT and the Board of Directors of Buyer and Merger Subsidiary each have determined that a business combination between VPT, Buyer and Merger Subsidiary is fair to and in the best interests of their respective companies and stockholders and accordingly have agreed to effect the merger provided for herein upon the terms and subject to the conditions set forth herein.

         B. As a condition to the willingness of Buyer, Merger Subsidiary and VPT to enter into this Agreement, an affiliate of a stockholder of VPT has entered into a Voting Agreement, dated as of the date hereof, with Buyer and Merger Subsidiary (the "Voting Agreement").

         NOW,  THEREFORE,  in  consideration  of  the  foregoing,   and  of  the
representations, warranties, covenants and agreements contained herein, the parties hereto hereby agree as follows:


ARTICLE 1.        THE MERGER


         1.1 The Merger. Subject to the terms and conditions of this Agreement, at the Effective Time (as defined in Section 1.3 hereof), Merger Subsidiary shall be merged with and into VPT in accordance with this Agreement and the separate corporate existence of Merger Subsidiary shall thereupon cease (the "Merger"). VPT shall be the successor real estate investment trust in the Merger (sometimes hereinafter referred to as the "Successor"). The Merger shall have the effects specified in Sections 8-501.1(n) and 3-114 of the Maryland General Corporation Law ("MGCL"). At the election of Buyer, any wholly-owned subsidiary of Buyer may be substituted for Merger Subsidiary as a constituent corporation in the Merger. In such event, this Agreement shall be deemed modified to reflect the foregoing, and if requested by Buyer, VPT agrees to execute an appropriate amendment to this Agreement in order to reflect the foregoing.

         1.2 The Closing. Subject to the terms and conditions of this Agreement, the closing of the Merger (the "Closing") shall take place at the offices of Robinson Silverman Pearce Aronsohn & Berman LLP, at 10:00 a.m., local time, on
(a) the first business day immediately following the day on which the last of the conditions set forth in Article 10 shall be fulfilled or waived in accordance herewith, or (b) at such other time, date or place as the parties hereto may agree. Unless the parties shall otherwise agree, the parties shall use their reasonable best efforts to cause the Closing to occur as soon as possible after the meeting of stockholders held pursuant to Section 9.3. The date on which the Closing occurs is hereinafter referred to as the "Closing Date."

         1.3 Effective  Time.  If all the  conditions to the Merger set forth in
Article 10 shall have been fulfilled or waived in accordance herewith, and this Agreement shall not have been terminated as provided in Article 11, the parties hereto shall cause Articles of Merger satisfying the requirements of Title 8 of the Corporations and Associations Article of the Annotated Code of Maryland ("Title 8") and the MGCL to be properly executed, verified and delivered for filing in accordance Title 8 and with the MGCL on the Closing Date. The Merger shall become effective upon the acceptance for record of the Articles of Merger by the State Department of Assessments and Taxation of Maryland in accordance with the MGCL (but not earlier than the Closing Date) or at such later time which the parties hereto shall have agreed upon and designated in such filing in accordance with applicable law as the effective time of the Merger (the "Effective Time").

ARTICLE 2.        [INTENTIONALLY OMITTED]


ARTICLE 3.        DECLARATION OF TRUST AND BYLAWS OF THE SUCCESSOR

         3.1 Charter. The Declaration of Trust of VPT in effect immediately prior to the Effective Time shall be the Declaration of Trust of the Successor, until duly amended in accordance with applicable law.

         3.2 Bylaws. The Bylaws of VPT in effect immediately prior to the Effective Time shall be the Bylaws of the Successor, until duly amended in accordance with applicable law.


ARTICLE 4.        DIRECTORS AND OFFICERS OF THE SUCCESSOR

         4.1 Directors. The directors of Merger Subsidiary immediately prior to the Effective Time, shall automatically become the trustees of the Successor as of the Effective Time.

         4.2 Officers. The officers of Merger Subsidiary immediately prior to the Effective Time shall automatically become the officers of the Successor as of the Effective Time.

ARTICLE 5.        CONVERSION OF SHARES

         5.1      Conversion of VPT Shares.

                  (a) Except as provided in Section 5.2(a) with respect to holders of VPT Shares who make an Election (as defined herein) and as otherwise provided in this Section 5.1(a), at the Effective Time, each common share of beneficial interest, par value $1.00 per share, of VPT (each a "VPT Share" and collectively, the "VPT Shares"), issued and outstanding (other than VPT Shares to be canceled pursuant to Section 5.1(b)) shall, at the Effective Time, by virtue of the Merger and without any action on the part of Buyer, Merger Subsidiary, VPT or the holder thereof, be converted into the right to receive its pro rata portion (based on the number of VPT Shares outstanding immediately prior to the Effective Time) of (i) $129,996,350 in cash and (ii) 3,350,000 shares of common stock, par value $.01 per share ("Buyer Common Stock"), of Buyer payable to the holder thereof, without interest thereon, upon the surrender of the certificate formerly evidencing such VPT Share. The aggregate consideration to be received by holders of VPT Shares pursuant to this Section 5.1(a), as adjusted pursuant to Section 5.2(a), is referred to herein as the "Merger Consideration."

         At the Effective Time, all such VPT Shares shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate evidencing any such VPT Shares shall cease to have any rights with respect thereto, except the right to receive its pro rata share (based on the number of VPT Shares held by such holder in relation to all outstanding VPT Shares, in each case, immediately prior to the Effective Time) of the Merger Consideration, without interest.

                  (b) Each VPT Share held by Buyer or by any direct or indirect subsidiary of VPT or Buyer immediately prior to the Effective Time shall, at the Effective Time, by virtue of the Merger and without any action on the part of the holder thereof, be canceled and retired and cease to exist and no payment shall be made with respect thereto.

         5.2      Consideration Election.

                  (a) Notwithstanding the provisions of Section 5.1(a), each person who, on the Election Date (as hereinafter defined), is a record holder of VPT Shares (other than those VPT Shares to be canceled pursuant to Section 5.1(b)) will be entitled, with respect to all but not less than all of the VPT Shares held by such holder, to make an election (an "Election") as specified in such holder's Form of Election (as defined in Section 5.2(b)) to maximize either the amount of cash ("Cash Electing Shares") or the amount of Buyer Common Stock ("Stock Electing Shares") to be received from Buyer in exchange for such holder's VPT Shares following the Effective Time. Any holder of VPT Shares who does not make an Election in accordance with the provisions of this Agreement shall receive the Merger Consideration in accordance with Section 5.1. The actual amount of cash and Buyer Common Stock to be received by a holder of VPT Shares who has made an Election shall be adjusted on a pro rata basis to the extent possible to reflect the holders' respective Elections to maximize the amount of Merger Consideration to consist of either cash or Buyer Common Stock (subject to the aggregate limitations on the amount of cash and Buyer common Stock which constitute the aggregate Merger Consideration as provided herein). For purposes of determining the allocation of the Merger Consideration amongst the Cash Electing Shares and the Stock Electing Shares (and for no other purpose, except as otherwise specifically provided for herein), a share of Buyer Common Stock shall be valued (the "Buyer Valuation Price") at the average closing price per share of such shares on the American Stock Exchange (or such other national securities exchange or automated quotation system which is then the principal place of listing or quotation of shares of Buyer Common Stock ("AMEX")) for the ten (10) trading days immediately preceding the Closing Date.

         Notwithstanding anything to the contrary contained herein, if after giving effect to the allocation of the Merger Consideration (as defined below) for the VPT Shares as provided in Section 5.1 and the provisions of this Section 5.2, the number of shares of Buyer Common Stock to be held by a holder of VPT Shares or a "group" (within the meaning of Section 13(d) of the Exchange Act) of such holders would be greater than twenty-five percent (25%) of the outstanding shares of Buyer Common Stock on the Closing Date (the "25% Threshold"), the allocation of cash and shares of Buyer Common Stock which would have been paid to holders of VPT Shares in accordance with their Elections and the provisions of this Section 5.2 shall be adjusted on a pro rata basis so that no holder of VPT Shares will exceed the 25% Threshold.

                  (b) Buyer shall prepare a form of election, which form shall be subject to the reasonable approval of VPT (the "Form of Election"), and Buyer shall cause the Exchange Agent (as hereinafter defined) to mail such Form of Election with the transmittal letter referenced in Section 6.2(b) to the record holders of VPT Shares as of the Effective Time, which Form of Election shall be used by each record holder of VPT Shares who wishes to make an Election with respect to all VPT Shares held by such holder. Buyer will use its reasonable best efforts to make the Form of Election and the transmittal letter available to all persons who become holders of VPT Shares during the period between the Effective Time and the Election Date referred to below. Any such holder's Election shall have been properly made only if the Exchange Agent shall have received at its designated office, by 5:00 p.m., New York City time, on the Election Date, a Form of Election properly completed and signed and accompanied by certificates for the VPT Shares to which such Form of Election relates, duly endorsed in blank or otherwise in form acceptable for transfer on the books of Buyer (or by an appropriate guarantee of delivery of such certificates as set forth in such Form of Election from a firm which is a member of a registered national securities exchange or of the National Association of Securities
Dealers, Inc. or a commercial bank or trust company having an office or correspondent in the United States, provided such certificates are in fact delivered to the Exchange Agent within three AMEX trading days after the date of execution of such guarantee of delivery). As used herein, the "Election Date" means the 7th business day following the date on which the Forms of Election are mailed to the former holders of VPT Shares or such other date, agreed upon by Buyer and VPT, which date shall be announced by Buyer, in a news release delivered to Dow Jones News Service, as the last day on which Forms of Election will be accepted, which date shall be at least five business days following the date of such news release.

                  (c) Any Form of Election may be revoked by the stockholder submitting it to the Exchange Agent only by written notice received by the Exchange Agent prior to 5:00 p.m., New York City time, on the Election Date. If a Form of Election is revoked, the certificate or certificates (or guarantees of delivery, as appropriate) for the VPT Shares to which such Form of Election relates shall be promptly returned to the stockholder submitting the same to the Exchange Agent.

                  (d) The determination of the Exchange Agent shall be binding as to whether or not an Election has been properly made or revoked pursuant to this Section 5.2 with respect to VPT Shares. If the Exchange Agent determines that any Election was not properly made with respect to VPT Shares, such shares shall be treated by the Exchange Agent as shares that were not Cash Electing Shares or Stock Electing Shares ("Non Electing Shares") at the Election Date, and such shares shall be exchanged in the Merger pursuant to Section 5.1(a). The Exchange Agent may, with the mutual agreement of Buyer and VPT, make such rules as are consistent with this Section 5.2 for the implementation of the Elections provided for herein as shall be necessary or desirable fully to effect such Elections.

         5.3 Employee Stock Options. As soon as practicable after the date hereof, VPT shall take all necessary action to provide that, immediately prior to the Closing, each holder of an outstanding option to purchase VPT Shares (the "VPT Options") granted under VPT's 1995 Stock Option Plan, as amended, whether or not then exercisable, shall become fully exercisable and vested, and each VPT Option shall be canceled and the holders of VPT Options shall be entitled to receive a cash payment from VPT equal to the product of (a) the excess, if any, of $15.75 over the per VPT Share exercise price of such VPT Option and (b) the number of VPT Shares subject thereto (net of any applicable federal and state withholding tax); provided that the foregoing shall be subject to obtaining any necessary consents of optionees ("Option Consents") which VPT covenants and agrees to use its reasonable best efforts to obtain.


ARTICLE 6.        PAYMENT FOR SHARES

         6.1      Payment for VPT Shares.

                  (a) Prior to the Effective Time, Buyer shall designate United States Trust Company of New York or such other bank or trust company as shall be reasonably acceptable to VPT to act as Exchange Agent in connection with the Merger (the "Exchange Agent"). At, or immediately prior to, the Effective Time, Buyer will take all steps necessary to deposit with the Exchange Agent for the benefit of the holders of VPT Shares the cash and a certificate representing the shares of Buyer Common Stock necessary to make the payments of the Merger Consideration as provided in Sections 5.1 and 5.2.

                  (b) Promptly after the Effective Time, the Buyer and the Successor shall cause the Exchange Agent to mail to each person who was a record holder, as of the Effective Time, of an outstanding certificate or certificates which immediately prior to the Effective Time represented VPT Shares (the "Certificates"), a form letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Exchange Agent), instructions for use in effecting the surrender of the Certificates for payment therefor and a Form of Election. Upon surrender to the Exchange Agent of a Certificate, together with such letter of transmittal duly executed, and any other required documents, the holder of such Certificate shall be entitled to receive in exchange therefor such holder's share of the Merger Consideration as calculated pursuant to Sections 5.1 and 5.2 (including (i) a certificate representing the number of whole shares of Buyer Common Stock, if any, to which such holder shall be entitled, and (ii) a check representing the amount of cash, if any, to which such holder shall be entitled), and such Certificate shall forthwith be canceled. No interest will be paid or accrued on the Merger Consideration payable upon the surrender of the Certificates. If payment is to be made to a person other than the person in whose name the Certificate surrendered  is  registered,  it  shall  be a  condition  of  payment  that  the
Certificate so surrendered shall be properly endorsed or otherwise in proper form for transfer as determined by the Exchange Agent, and that the person requesting such payment shall pay any transfer, or other taxes required by reason of the payment to a person other than the registered holder of the Certificate surrendered or establish to the satisfaction of the Successor that such tax has been paid or is not applicable. Until surrendered in accordance with the provisions of this Section 6.1, each Certificate (other than Certificates representing VPT Shares canceled pursuant to Section 5.1(b)) shall represent for all purposes only the right to receive the Merger Consideration, without any interest thereon. In the event of a transfer of ownership of VPT Shares which is not registered in the stock transfer records of VPT, the amount and type of Merger Consideration may be issued to such a transferee if the certificate representing VPT Shares is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and to evidence that any applicable stock transfer taxes have been paid.

                  (c) No fractional shares of Buyer Common Stock shall be issued pursuant to this Agreement. In lieu of the issuance of any fractional shares of Buyer Common Stock pursuant to this Agreement, each holder of VPT Shares shall be paid an amount in cash (without interest), rounded to the nearest cent, determined by multiplying (i) the Buyer Valuation Price by (ii) the fractional amount of the Buyer Common Stock which such holder would otherwise be entitled to receive under Article 5.

                  (d) At any time following the sixth month after the Effective Time, the Successor shall be entitled to require the Exchange Agent to deliver to it any funds which had been made available to the Exchange Agent and not disbursed to holders of VPT Shares (including, without limitation, all interest and other income received by the Exchange Agent in respect of all funds made available to it), and thereafter such holders shall be entitled to look to the Successor (subject to abandoned property, escheat and other similar laws) only as general creditors thereof with respect to any consideration set forth in Sections 5.1 and 5.2 hereof that may be payable, without interest, upon due surrender of the Certificates held by them. If any Certificates shall not have been surrendered prior to three years after the Effective Time (or immediately prior to such time in which any payment in respect hereof would otherwise escheat or become the property of any governmental unit or agency), the payment in respect of such Certificates shall, to the extent permitted by applicable law, become the property of the Successor, free and clear of all claims or interest of any person previously entitled thereto. Notwithstanding the foregoing, neither the Successor, the Exchange Agent nor the Buyer shall be liable to any holder of a VPT Share for any consideration set forth in Sections
5.1 and 5.2 hereof delivered in respect of such VPT Share to a public official pursuant to any abandoned property, escheat or other similar law.

                  (e) After the Effective Time there shall be no registration of transfers of the VPT Shares on the share transfer books of the Successor which were outstanding immediately prior to the Effective Time, and as of the
Effective Time, the share ledger of VPT shall be closed. All Merger Consideration paid upon the surrender of Certificates in accordance with the terms of this Article 6 shall be deemed to have been paid in full satisfaction of all rights pertaining to the VPT shares previously evidenced by such Certificates. After the Effective Time, the holders of VPT Shares outstanding at the Effective Time shall cease to have any rights with respect to such VPT Shares except as provided herein or by applicable law. If, after the Effective Time, certificates evidencing VPT Shares are presented to the Successor, they shall be canceled and exchanged for the Merger Consideration as provided in this
Article 6.

         6.2 Adjustments. If at any time during the period between the date of this Agreement and the Effective Time, any change in the VPT Shares or Buyer Common Stock shall occur by reason of any reclassification, recapitalization, stock dividend, stock split or combination, exchange or readjustment of shares, or any stock dividend thereon with the record date during such period, the Merger Consideration to be paid to holders of the VPT Shares in the Merger shall be appropriately adjusted.

ARTICLE 7.        REPRESENTATIONS AND WARRANTIES OF VPT

         VPT represents and warrants to Buyer as follows:

         7.1      Existence; Good Standing; Authority; Compliance With Law.

                  (a) VPT is a real estate investment trust duly organized, validly existing and in good standing under the laws of Maryland. VPT is duly licensed or qualified to do business as a foreign trust and is in good standing under the laws of any other state of the United States in which the character of the properties owned or leased by it therein or in which the transaction of its business makes such qualification necessary, except where the failure to be so licensed or qualified would not have, individually or in the aggregate, a VPT Material Adverse Effect. For purposes of this Agreement, the term "VPT Material Adverse Effect" means any circumstance, change or effect that (i) is or is reasonably likely to be materially adverse to the condition (financial or otherwise), business, assets or results of operations of VPT and the VPT Subsidiaries (as defined below) taken as a whole or adversely affects the ability of VPT to consummate the transactions contemplated by this Agreement in any material respect or materially impairs or delays VPT's ability to perform its obligations hereunder or (ii) would constitute a violation of any criminal law or regulation except if such violation would only have an immaterial effect on Buyer in its capacity as the owner of the Successor or the condition (financial or otherwise), business, assets or results of operations of VPT and the VPT Subsidiaries taken as a whole. VPT has all requisite trust power and authority to own, operate, lease and encumber its properties and carry on its business as now conducted.

                  (b)  Each  of  the  VPT   Subsidiaries  is  a  corporation  or
partnership duly incorporated or organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization, has the corporate or partnership power and authority to own its properties and to carry on its business as it is now being conducted, and is duly qualified to do business and is in good standing in each jurisdiction in which the ownership of its property or the conduct of its business requires such qualification, except for jurisdictions in which such failure to be so qualified or to be in good standing would not, individually or in the aggregate, have a VPT Material Adverse Effect.

                  (c) Except as set forth in Section 7.1 of the disclosure letter delivered at or prior to the execution hereof to Buyer, which shall refer to the relevant sections of this Agreement (the "VPT Disclosure Letter"), the business of VPT and the VPT Subsidiaries has been operated in compliance with all laws, ordinances, regulations and orders of all governmental entities, except for violations which would not have, individually or in the aggregate, a VPT Material Adverse Effect. Notwithstanding the above, the preceding sentence shall not be deemed a representation or warranty with respect to Environmental Laws (as defined below), and any and all representations and warranties of VPT with respect to the compliance with Environmental Laws are set forth in Section
7.14 hereof. VPT and the VPT Subsidiaries have all permits, certificates, licenses, approvals, consents and other authorizations (collectively, "Government Approvals") of all governmental agencies, entities, commissions, boards, bureaus, tribunals, officials or authorities, whether Federal, state or local (collectively, "Governmental Agencies"), required by law with respect to the operation of their businesses, except those the absence of which would not, individually or in the aggregate, have a VPT Material Adverse Effect or prevent or delay consummation of the Merger. All such Government Approvals are in full force and effect, and, VPT and the VPT Subsidiaries are in compliance in all material respects with all conditions and requirements of the Government Approvals and with all rules and regulations relating thereto. VPT has not received any notices of violations of any Federal, state and local laws, regulations and ordinances relating to its business, operations or assets or the VPT Properties (as hereinafter defined) which, if it were determined that a violation had occurred, would have a VPT Material Adverse Effect.

                  (d) The Amended and Restated Declaration of Trust, Certificates of Incorporation or other charter documents, Bylaws, organizational documents and partnership, shareholder, joint venture or similar agreements (and in each such case, all amendments thereto) of VPT and each of the VPT Subsidiaries are listed in Section 7.1 of the VPT Disclosure Letter, true and correct copies of which have previously been delivered or made available to Buyer and its counsel. For the purposes of this Agreement, the term "VPT Subsidiary" shall include any of the entities listed under such heading in
Section 7.4 of the VPT Disclosure Letter.

         7.2 Authorization, Validity and Effect of Agreements. VPT has the requisite power and authority to enter into the transactions contemplated hereby and to execute and deliver this Agreement. The Trustees of VPT have approved this Agreement, the Merger, and the transactions contemplated by this Agreement and have agreed to recommend that the holders of VPT Shares adopt and approve this Agreement, the Merger, and the transactions contemplated by this Agreement at the VPT shareholders' meeting which will be held in accordance with the provisions of Section 9.3 hereof. In connection with the foregoing, the Trustees of VPT have taken all necessary actions and votes to render the provisions of Sections 3-602 and 3-701 of the MGCL inapplicable to Buyer and Merger Subsidiary in connection with this Agreement, the Merger, and the transactions contemplated by this Agreement. To the knowledge of VPT, no other state takeover or similar statute or regulation applies to the Merger or any of the transactions contemplated by this Agreement with respect to VPT. As of the date hereof, all of the trustees and executive officers of VPT have indicated that they presently intend to vote all VPT Shares which they own to approve this Agreement, the Merger, and the transactions contemplated by this Agreement at the VPT shareholders meeting which will be held in accordance with the provisions of
Section 9.3 hereof. Subject only to the approval of this Agreement and the transactions contemplated hereby by the holders of two-thirds of the outstanding VPT Shares and the filing and acceptance for record of appropriate merger documents as required by Title 8 and the MGCL, the execution by VPT of this Agreement and the consummation of the transactions contemplated by this Agreement have been duly authorized by all requisite action on the part of VPT. Assuming this Agreement constitutes a valid and binding obligation of Buyer and Merger Subsidiary, this Agreement constitutes the valid and legally binding obligation of VPT, enforceable against VPT in accordance with its terms, subject to applicable bankruptcy, insolvency, moratorium or other similar laws relating to creditors' rights and general principles of equity.

         7.3 Capitalization. The Amended and Restated Declaration of Trust of VPT ("VPT's Declaration of Trust") authorizes it to issue 20,000,000 VPT Shares and 3,500,000 shares of preferred shares of beneficial interest, par value $1.00 per share (the "VPT Preferred Shares"). As of the date hereof, there are 11,226,310 VPT Shares issued and outstanding and no VPT Preferred Shares issued and outstanding. All such outstanding shares of VPT are duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights. Except as set forth in Section 7.3 of the VPT Disclosure Letter, VPT has no outstanding bonds, debentures, notes or other obligations the holders of which have or upon the happening of certain events would have the right to vote (or which are convertible into or exercisable for securities having the right to vote) with the shareholders of VPT on any matter. Except as set forth in Section 7.3 of the VPT Disclosure Letter, there are no existing options, warrants, calls, subscriptions, convertible securities, or other rights, agreements, stock appreciation rights or similar derivative securities or instruments or commitments which obligate VPT to issue, transfer or sell any shares of beneficial interest of VPT or make any payments in lieu thereof. Since January 30, 1997, VPT has not granted any options or other rights to purchase any shares of beneficial interest of VPT. There are no agreements or understandings to which VPT or any VPT Subsidiary is a party with respect to the voting of any shares of beneficial interest of VPT or which restrict the transfer of any such shares, nor does VPT have knowledge of any such agreements or understandings with respect to the voting of any such shares or which restrict the transfer of any such shares, other than the Voting Agreement and those set forth in VPT's Declaration of Trust with respect to the maintenance of VPT as a real estate investment trust under the Code (as defined below) ("REIT"). There are no outstanding contractual obligations of VPT or any VPT Subsidiary to repurchase, redeem or otherwise acquire any shares of beneficial interest, partnership interests or any other securities of VPT or any VPT Subsidiary. Except as set forth in Section 7.3 of the VPT Disclosure Letter, neither VPT nor any VPT Subsidiary is under any obligation, contingent or otherwise, by reason of any agreement to register any of their securities under the Securities Act. VPT has delivered to Buyer complete and correct copies of all VPT option plans and all forms of options issued pursuant to any VPT option plan, including all amendments thereto. Section 7.3 of the VPT Disclosure letter contains a complete and correct list setting forth as of the date hereof (i) the number of options outstanding, (ii) the dates on which such options were granted, (iii) the exercise price of each outstanding option and (iv) the amount to be paid to each optionholder pursuant to Section 5.3(d) (without taking account of applicable withholding taxes). Section 7.3 of the VPT Disclosure Letter contains a list of those persons from whom VPT has received Option Consents as of the date hereof.

         7.4 Subsidiaries. Except as set forth in Section 7.4 of the VPT Disclosure Letter, VPT owns directly or indirectly each of the outstanding shares of capital stock or all of the partnership or other equity interests of each of the VPT Subsidiaries. Each of the outstanding shares of capital stock in each of the VPT Subsidiaries having corporate form is duly authorized, validly issued, fully paid and nonassessable. Except as set forth in Section 7.4 of the VPT Disclosure Letter, each of the outstanding shares of capital stock of, or partnership or other equity interests in, each of the VPT Subsidiaries owned, directly or indirectly, by VPT is owned free and clear of all liens, pledges, security interests, claims or other encumbrances. Except as set forth in Section
7.4 of the  VPT  Disclosure  Letter,  there  are no  options,  warrants,  calls, subscriptions, convertible securities, or other rights, agreements or commitments which obligate VPT or any VPT Subsidiary to issue, transfer or sell any shares of capital stock, of any VPT Subsidiary. The following information for each VPT Subsidiary is set forth in Section 7.4 of the VPT Disclosure
Letter: (i) its name and jurisdiction of incorporation or organization; (ii) its authorized capital stock or share capital or partnership or other interests;

(iii) to VPT's knowledge, the name of each stockholder or owner of a partnership or other equity interest and the number of issued and outstanding shares of capital stock or share capital or percentage ownership for non-corporate entities held by it and (iv) the names of the general partners, if applicable.

         7.5 Other Interests. Except for interests in the VPT Subsidiaries as set forth in Section 7.4 of the VPT Disclosure Letter, neither VPT nor any VPT Subsidiary owns directly or indirectly any interest or investment (whether equity or debt) in any corporation, partnership, joint venture, business, trust or other entity (other than investments in short-term investment securities). VPT has provided to Buyer a complete copy of all partnership agreements to which VPT is a party. VPT owns its interest in all such partnerships free and clear of all liens, pledges, security interests, claims or other encumbrances subject, however, to claims identified in Section 7.8 of the VPT Disclosure Letter.

         7.6 No Violation. Except as set forth in Section 7.6 of the VPT Disclosure Letter, neither the execution and delivery by VPT of this Agreement nor the consummation by VPT of the transactions contemplated by this Agreement in accordance with its terms will: (i) conflict with or result in a breach of any provisions of VPT's Declaration of Trust or Bylaws; (ii) violate, result in a breach of any provision of, or constitute a default under, or require any approval or consent under or result in the termination or in a right of termination or cancellation of, or accelerate the performance required by or result in a material adverse change to, or result in the creation of any lien, security interest, charge or encumbrance upon any of the VPT Properties under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust or any license, franchise, permit, lease, contract, agreement or other instrument to which VPT or any of the VPT Subsidiaries is a party, or by which VPT or any of the VPT Subsidiaries or any of the VPT Properties is bound or affected, except for any of the foregoing matters in this clause which, individually or in the aggregate, would not have a VPT Material Adverse Effect; (iii) contravene or conflict with or constitute a violation of any provision of any law, rule, regulation, judgment, injunction, order or decree binding upon or applicable to VPT or any VPT Subsidiary; or (iv) other than the filings provided for in this Agreement, required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the "HSR Act"), the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the Securities Act or applicable state securities and "Blue Sky" laws (collectively, the "Regulatory Filings"), require any consent, approval or authorization of, or declaration, filing or registration with, any governmental or regulatory authority which has not been obtained or made, except where the failure to obtain any such consent, approval or authorization of, or declaration, filing or registration with, any governmental or regulatory authority would not have a VPT Material Adverse Effect.

         7.7 SEC Documents. Since October 1, 1995, VPT has timely filed with the Securities and Exchange Commission ("SEC") all forms, reports and documents required to be filed by VPT since October 1, 1995 under the Securities Act, the Exchange Act and the rules and regulations promulgated thereunder (the "Securities Laws"), including, without limitation, (i) all Annual Reports on form 10-K, (ii) all Quarterly Reports on form 10-Q, (iii) all proxy statements relating to meetings of shareholders (whether annual or special), (iv) all

Current Reports on form 8-K and (v) all other reports, schedules, registration statements and other documents, each as amended (collectively, the "VPT SEC Reports"), all of which were prepared in compliance in all material respects with the applicable requirements of the Exchange Act and the Securities Act. VPT has no knowledge that any VPT SEC Reports required to be filed with the SEC prior to October 1, 1995 have not been filed. As of their respective dates, the VPT SEC Reports (i) complied as to form in all material respects with the applicable requirements of the Securities Laws and (ii) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading. Each of the consolidated balance sheets of VPT included in or incorporated by reference into the VPT SEC Reports (including the related notes and schedules) fairly presents the consolidated financial position of VPT and the VPT Subsidiaries as of its date and each of the consolidated statements of operations, cash flows and shareholders' equity included in or incorporated by reference into the VPT SEC Reports (including any related notes and schedules) fairly presents the results of operations, cash flows and shareholders' equity, as the case may be, of VPT and the VPT Subsidiaries for the periods set forth therein (subject, in the case of unaudited statements, to normal year-end audit adjustments which would not be material in amount or effect), in each case in accordance with generally accepted accounting principles consistently applied during the periods involved, except as may be noted therein and except, in the case of the unaudited statements, as permitted by Form 10-Q pursuant to Section 13 or 15(d) of the Exchange Act.

         7.8 Litigation. Except as set forth in Section 7.8 of the VPT Disclosure Letter, there are (i) no continuing orders, injunctions or decrees of any court, arbitrator or governmental authority to which VPT or any VPT Subsidiary is a party or by which any of its properties or assets are bound or likely to be affected and (ii) no actions, suits or proceedings pending against VPT or any VPT Subsidiary or to which any of their respective properties or assets are likely to be subject or, to the knowledge of VPT, threatened against VPT or any VPT Subsidiary or to which any of their respective properties or assets are likely to be subject, at law or in equity, that in each such case would, individually or in the aggregate, have a VPT Material Adverse Effect.

         7.9 Absence of Certain Changes. Except as disclosed in the VPT SEC Reports filed with the SEC prior to the date hereof or as set forth in Section
7.9 of the VPT Disclosure Letter, since October 1, 1995, VPT and the VPT Subsidiaries have conducted their business only in the ordinary course of such business and consistent with past practices and there has not been (i) any VPT Material Adverse Effect; provided, however, that changes affecting the real estate industry generally, changes in the economies of the jurisdictions in which VPT or the VPT Subsidiaries conduct business, and any changes in the condition, business, operations or financial results of VPT and the VPT Subsidiaries taken as a whole that are caused primarily or substantially by such changes or events or as a result of the announcement of this Agreement and the transactions contemplated hereby, or required by this Agreement shall not be deemed to be a VPT Material Adverse Effect and no VPT Material Adverse Effect shall be deemed to have occurred as a result of the payment by VPT of costs, expenses, fees or similar charges incurred by its contemplation, negotiation, execution or consummation of this Agreement, (ii) any declaration, setting aside or payment of any dividend or other distribution with respect to the VPT Shares,
(iii)  any  repurchase,  redemption  or  other  reacquisition  by VPT or any VPT

Subsidiary of any outstanding shares of capital stock or securities of, or ownership interest in, VPT or any VPT Subsidiary, (iv) any split, combination or reclassification of any of VPT's shares of beneficial interest or issuance or authorization relating to the issuance of any other securities in respect of, in lieu of or in substitution for VPT's shares of beneficial interest, (v) any amendment of any term of any outstanding security of VPT or any VPT Subsidiary,
(vi) any incurrence, assumption or guaranty by VPT or any VPT Subsidiary of any indebtedness for borrowed money or any other agreement or arrangement entered into by VPT or any VPT Subsidiary having the economic effect of any of the foregoing except in the ordinary course of business, consistent with past business practice, (vii) any creation or assumption by VPT or any VPT Subsidiary of any Lien on any material asset other than in the ordinary course of business, consistent with past practices (including the sale, pledging or assigning of receivables), (viii) any change in any method of accounting or accounting practice by VPT or any VPT Subsidiary except for any such change required by reason of a concurrent change in generally accepted accounting principles or to conform a VPT Subsidiary's accounting policies and practices to those of VPT,
(ix) (a) any grant of any severance or termination pay to any director, executive officer or key employee of VPT or any VPT Subsidiary, (b) any entering into of any employment, deferred compensation or other similar agreement (or any amendment to any such existing agreement) with any director, executive officer or key employee of VPT or any VPT Subsidiary, (c) any increase in benefits payable under any existing severance or termination pay policies or employment agreements with any director, executive officer or key employee, or (d) any increase in compensation, bonus or any other benefits payable to directors, executive officers or employees of VPT or any VPT Subsidiaries, (x) any sale or transfer (other than granting of mortgage liens) by VPT of any of the assets of VPT (other than sales or transfers of immaterial assets in the ordinary course of business), cancellation of any material debts or claims or waiver of any material rights of VPT, (xi) except pursuant to VPT's obligations hereunder, any amendment to VPT's Declaration of Trust or by-laws, (xii) any loans, advances or capital contributions by VPT to or investments by VPT in, any other person, other than to any direct or indirect wholly-owned subsidiary of VPT and other than travel and entertainment advances to employee of VPT in the ordinary course of business consistent with past practice, (xiii) except for this Agreement and any other agreement executed and delivered pursuant to this Agreement, any material transactions by VPT and VPT has not incurred any material expenditure other than in the ordinary course of business or as specifically permitted under other sections of this Agreement, and (xiv) any payments or other distributions by VPT or any VPT Subsidiary to any of their officers, directors or affiliates other than in the ordinary course of business and consistent with past practices or as disclosed in the VPT SEC Reports filed prior to the date hereof.

         7.10     INTENTIONALLY OMITTED.

         7.11 Taxes. Except as set forth in Section 7.11 of the VPT Disclosure Letter or where such failure would not have, individually or in the aggregate, a VPT Material Adverse Effect:

                  (a) VPT and each of the VPT Subsidiaries has paid or caused to be paid all federal, state, local, foreign, and other taxes, and all deficiencies, or other additions to tax, interest, fines and penalties
(collectively, "Taxes"), owed or accrued by it and due and payable through the date hereof.

                  (b) VPT and each of the VPT Subsidiaries have timely filed all federal, state, local and foreign tax returns (collectively "Tax Returns") required to be filed by any of them through the date hereof, and all such returns accurately set forth the amount of any Taxes relating to the applicable period.

                  (c) VPT and each of the VPT Subsidiaries have withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, shareholder or other party.

                  (d) For the nine month period ending September 30, 1971 and at all times thereafter up to and including the date hereof, VPT (i) has qualified to be treated as a REIT within the meaning of Sections 856-860 of the Code, including, without limitation, the requirements of Sections 856 and 857 of the Code, (ii) has operated, and intends to continue to operate through the date prior to the Effective Time, in such a manner as to qualify as a REIT for the tax year ending September 30, 1997 and (iii) has not taken or omitted to take any action, other than any action taken pursuant to or contemplated by this Agreement, which could result in a challenge to its status as a REIT and no such challenge is pending or threatened. For the periods described in the preceding sentence, VPT has met all requirements necessary to be treated as a REIT for purposes of the income tax provisions of those states in which VPT is subject to income tax and which provide for the taxation of a REIT in a manner similar to the treatment of REITs under Sections 856-860 of the Code.

                  (e) The most recent financial statements contained in the VPT SEC Reports reflect adequate reserves for Taxes payable by VPT and each VPT Subsidiary for all taxable periods and portions thereof through the date of such financial statements.

                  (f) Since the date of the most recent financial statements included in the VPT SEC Reports, VPT and each VPT Subsidiary have not incurred any liability for taxes under Sections 857(b), 860(c) or 4981 of the Code and have made sufficient accrual for Taxes in accordance with generally accepted accounting principles with respect to periods for which Tax Returns have not been filed.

                  (g) There are no outstanding agreements, waivers of arrangements extending the statutory period of limitations applicable to any claim for, or the period for the collection or assessment of, Taxes due from VPT and each VPT Subsidiary for any taxable period and there have been no deficiencies proposed, assessed or asserted for such Taxes.

                  (h) Except as contemplated by Section 10.3(d) hereof, there are no closing agreements that could affect Taxes of VPT and each VPT Subsidiary for periods after the Effective Time pursuant to Section 7121 of the Code or any similar provision under state, local or foreign tax laws.

                  (i) No audit or other proceedings by any court, governmental or regulatory authority or similar authority has occurred, been asserted or is pending and none of VPT and each VPT Subsidiary have received notice that any such audit or proceeding may be commenced.

                  (j) No election has been made or filed by or with respect to, and no consent to the application of, Section 341(f)(2) has been made by or with respect to, VPT, VPT Subsidiary or any of its properties or assets.

                  (k) None of the assets of VPT and each VPT Subsidiary is an asset or property that is or will be required to be treated as being owned by any person (other than VPT or each such Subsidiary) pursuant to the provisions of Section 168(f)(8) of the Internal Revenue Code of 1954, as amended and in effect immediately before the enactment of the Tax Reform Act of 1986.

                  (l) VPT and each VPT Subsidiary have not agreed to, or filed application for, and are not required to make any changes or adjustment to the accounting method.

                  (m) There is no contract, agreement, plan or arrangement covering any person that, individually or collectively, could give rise to the payment of any amount that would not be deductible by VPT or any VPT Subsidiary by reason of Section 280G of the Code.

         7.12     Books and Records.

                  (a) The books of account and other financial records of VPT and each of the VPT Subsidiaries are true, complete and correct in all material respects, have been maintained in accordance with good business practices, and are accurately reflected in all material respects in the financial statements included in the VPT SEC Reports.

                  (b) The minute books and other records of VPT and each of the VPT Subsidiaries have been, or will be prior to the Closing, made available to Buyer, contain in all material respects accurate records of all meetings and accurately reflect in all material respects all other action of the shareholders and Trustees and any committees of the Trustees of VPT and each of the VPT Subsidiaries.

         7.13     Properties.

                  (a) Title and Survey Matters. All of the real estate properties owned by VPT and each of the VPT Subsidiaries (the "VPT Properties") are set forth in Section 7.13 of the VPT Disclosure Letter. VPT has made available to Buyer for inspection the title reports (as supplemented or superseded by any title reports, title insurance commitments or pro forma title policies obtained by or provided to Buyer on or prior to the date hereof, the "Title Reports") and surveys (as supplemented or superseded by any updated or recertified surveys or surveyor's certificates or reports obtained by or provided to Buyer on or prior to the date hereof, the "Surveys") in its possession or control relating to the VPT Properties. VPT has not created or consented to and is not aware of any encumbrance to title to the VPT Properties or any survey matter affecting the VPT Properties other than (i) matters listed in the Title Reports, (ii) matters shown on the Surveys, (iii) ordinances and regulations, including zoning ordinances and building codes, affecting building use or occupancy, (iv) mechanics', carriers', workmen's liens or encumbrances which are the responsibility of tenants under leases, (v) rights of tenants, as tenants only under the Leases, and (vi) matters disclosed in Section 7.13 of the VPT Disclosure Letter (collectively, the "Permitted Exceptions").

                  (b) Leases. The rent rolls (the "Rent Rolls") for each of the VPT Properties set forth in Section 7.13 of the VPT Disclosure Letter are true, correct and complete as of July 31, 1997 in all material respects. Since July 31, 1997 there have been no changes on the Rent Rolls that have had, when considered in conjunction with all other changes on the Rent Rolls, more than an immaterial aggregate negative effect on the value of the VPT Properties taken as a whole. Except as set forth on the Rent Rolls, there are no Leases (as defined below) or other material written or oral agreements relating to the use or occupancy of any of the VPT Properties or any portion thereof. With respect to each VPT Property that is not a multifamily Property, the Rent Rolls show all leases, license agreements and other material agreements, written or oral, relating to the use or occupancy of any part of a VPT Property (the "Leases"), including the name of each tenant, the date of each tenant's Lease and all amendments or modifications, if any, thereto, and any subleases as to which VPT has given consent or otherwise has knowledge. With respect to each VPT Property that is a multifamily property, to VPT's knowledge the Rent Rolls show all leases, license agreements and other material occupancy agreements relating to the use or occupancy of any part of a multifamily property (the "Multifamily Leases"). Section 7.13 of the VPT Disclosure Letter sets forth a complete and accurate list of any security deposit paid or deposited by the tenant under each Lease and Multifamily Lease as of July 31, 1997 (and, if such security deposit is in the form of a letter of credit or otherwise not in cash, the form of such security deposit) and whether any security deposit under a Lease has been applied against the tenant's obligations under its Lease. VPT has delivered to Buyer a true, correct and complete copy of each of the Leases (including all amendments thereto). Except as may be otherwise disclosed on the Rent Rolls, in
Section 7.13 of the VPT Disclosure Letter or in any of the tenant estoppel letters delivered to Buyer prior to the date hereof:

                           (i) each of the Leases is in full force and effect;

                           (ii)  except  as set  forth in the  schedule  of rent
receivables included in Section 7.13 of the Disclosure Letter, there are no arrearages of base annual rent or any additional rent payable by any tenant under any Lease in excess of one (1) month;

                           (iii)  except as set forth in Section 7.13 of the VPT
Disclosure Letter, to the knowledge of VPT, none of the tenants is in default in the observance of any of the monetary or other material obligations to be kept, observed or performed by it under its Lease;

                           (iv) no tenant  under the Leases is  entitled  to any
free rent, rebate, concession, deduction or offset not set forth in the Leases;

                           (v)   except  as  set  forth  in  the   schedule   of
outstanding obligations with respect to tenant improvements, leasing commissions and capital expenditures required under the Leases included in Section 7.13 of the VPT Disclosure Letter (the "Schedule of Outstanding Tenant Obligations"), and except as set forth in any tenant estoppel certificate received by Buyer or its advisors on or prior to the date of this Agreement, no tenant under any Lease is entitled to receive money, or any contribution from the landlord, either in money or in kind, on account of the construction of any improvements, and all alterations, installations, decorations and other work required to be performed by the landlord under the provisions of each Lease have been completed and fully paid for or will be completed in accordance with the requirements of the Leases or will be paid for in the ordinary course of business;

                           (vi) to the best  knowledge  of VPT,  neither VPT nor
any VPT Subsidiary has received from any tenant under a Lease a written notice of default by VPT in performing any of its obligations as landlord under such Lease or written notice of violation of any statute, rule, law, ordinance, or other legal regulation pertaining to the VPT Properties or any part thereof in each case (a) during the last twelve months and (b) which has not been cured or resolved to the satisfaction of the sender of such notice;

                           (vii) VPT has the sole  right to  collect  rent under
each Lease and each Multifamily Lease and such right has not been assigned, pledged, hypothecated or otherwise encumbered, except for an assignment as security for the payment of any indebtedness to any existing mortgage holder of any of the VPT Properties that VPT shall discharge and release at or prior to closing; and

                           (viii)  VPT is the holder of all  unapplied  security
deposits identified in the Rent Rolls.

                  (c) Contracts. Set forth in Section 7.13 of the VPT Disclosure Letter are complete and accurate schedules (the "Contract Schedules") of all service agreements, management and leasing brokerage agreements and other written or oral agreements of any similar kind or character (the "Contracts") binding upon VPT, except for those which VPT shall terminate on the Closing Date without penalty or liability to Buyer. Except as set forth on the Contract Schedules, there are no material written or oral agreements relating to the management, leasing, operation or maintenance of any of the VPT Properties or any portion thereof. VPT has not delivered or received any written notice alleging any default in the performance or observance of any of the covenants, conditions or obligations to be kept, observed or performed under any of the Contracts. VPT has delivered to Buyer a true, correct and complete copy of each of the Contracts (including all amendments thereto).

                  (d) Leasing Commissions. Except as set forth in the Schedule of Outstanding Tenant Obligations, on the Closing Date and at all times thereafter, there shall be no leasing commissions due and owing in connection with any of the Leases or any renewals or extensions thereof of any expansion options set forth in such Leases or under the Multifamily Leases, except (i) those commissions (the "Renewal Commissions") due and payable in the event a tenant exercises an option available under a Lease to renew or extend the term of the Lease or expand the space occupied by the tenant, (ii) those other commissions (the "Other Commissions") which become due and payable after the Closing Date upon conditions set forth in the commission agreements described in
Section 7.13 of the VPT Disclosure Letter, (iii) leasing commissions payable in connection with Leases entered into after the date hereof which are permitted hereunder or approved or deemed approved by Buyer or Merger Subsidiary and (iv) leasing commissions payable in the ordinary course with respect to Multifamily
Leases. All Renewal Commissions and all Other Commissions which may become due and payable after the date hereof are set forth in Section 7.13 of the VPT Disclosure Letter.

                  (e) Condemnation Proceedings. VPT has received no written notice of any pending or contemplated condemnation or eminent domain proceedings affecting all or any part of the VPT Properties.

                  (f) Bankruptcy. Except as set forth on Section 7.13 of the VPT Disclosure Letter, there is no bankruptcy, insolvency, rearrangement or similar action or proceeding, whether voluntary or involuntary (a "Bankruptcy"), pending or, to VPT's knowledge, threatened against VPT, any VPT Subsidiary or any of the tenants listed on Section 7.13(f) of the VPT Disclosure Letter (the "Major Tenants").

                  (g) Compliance with Permitted Exceptions. VPT has not received notice of and, to the best of VPT's knowledge, neither VPT nor any VPT Subsidiary is in material default in complying with the terms and provisions of, any of the covenants, conditions, restrictions, rights-of-way or easements constituting one or more of the Permitted Exceptions which are to be performed or complied with by the owner of the VPT Properties.

                  (h) Ground Leases. Set forth on Section 7.13 of the VPT Disclosure Letter is a complete and accurate list of all ground leases affecting the VPT Properties (the "Ground Lease Schedule"). Except as set forth on the Ground Lease Schedule, each ground lease is in full force and effect, neither VPT nor any VPT Subsidiary is in default in the payment of ground rent or in the performance of any monetary or other material covenant or obligation to be performed by VPT or any VPT Subsidiary, as ground lessee, under such ground lease and, to the knowledge of VPT, the ground lessor is not in default under such ground lease.

                  (i) Mechanics' Liens. Except as set forth in the Title Reports, VPT has no knowledge of any material mechanics' liens or suppliers' liens affecting any of the VPT Properties.

                  (j) Material Adverse Effect. The term "VPT Material Adverse Effect," when used in this Section 7.13, in Section 7.14 and in Sections 10.3(a) and 10.3(c) but only insofar as they relate to the representations and warranties contained in this Section 7.13 and Section 7.14, shall mean the following: (i) a "VPT Material Adverse Effect," as defined in Section 7.1(a) hereof, or (ii) any negative circumstances, changes or effects, when considered in conjunction with any positive circumstances, changes or effects and offset to the extent of any insurance, that have resulted in, or are reasonably likely to result in, an aggregate decrease in the value of the VPT Properties, taken as a whole, of $4,500,000 or more.

         7.14 Environmental Matters. Except as set forth in Section 7.14 of the VPT Disclosure Letter or in any environmental assessment or report listed therein or otherwise obtained by or provided to Buyer or its advisors on or prior to the date of this Agreement (collectively, the "Environmental Reports"), to the best of VPT's knowledge, (i) no hazardous substances or hazardous wastes, including asbestos, lead and petroleum, have been generated, stored, released, discharged or disposed of from or on the VPT Properties during the period of VPT's ownership of such properties except for hazardous materials or hazardous wastes commonly used by landlords and tenants for or contained in similar properties which were used in the ordinary course of business and in compliance with all Environmental Laws (as hereinafter defined), (ii) VPT has not received written notice from any governmental authority that any of the VPT Properties is in violation of any laws, regulations, judgments or consent decrees relating to hazardous substances or hazardous waste (collectively, "Environmental Laws"), and (iii) there is no pending civil, criminal or administrative suit or other legal proceeding against VPT (and no such suit or proceeding has been threatened in writing to VPT) or any unsatisfied judgment against VPT with respect to any Environmental Laws or principals of common law relating to hazardous substances or hazardous waste. VPT has provided to Buyer complete copies of all environmental reports, assessments, studies and similar items with respect to the VPT Properties within its possession or control. As used in this Agreement, the terms "hazardous substances" and "hazardous wastes" shall have the meanings set forth in the Comprehensive Environmental Response, Compensation and
Liability Act, as amended, and the regulations thereunder; the Resource Conservation and Recovery Act, as amended, and the regulations thereunder; and the Federal Clean Water Act, as amended, and the regulations thereunder.

         7.15 No Brokers. Neither VPT nor any of the VPT Subsidiaries has entered into any contract, arrangement or understanding with any person or firm which may result in the obligation of such entity or Buyer to pay any finder's fees, brokerage or agent's commissions or other like payments in connection with the negotiations leading to this Agreement or the consummation of the transactions contemplated hereby, except that VPT has retained Merrill Lynch & Co. ("Merrill Lynch") pursuant to an engagement letter previously furnished to Buyer to act as its financial advisor in connection with the transactions contemplated by this Agreement. VPT is not aware of any claim for payment of any finder's fees, brokerage or agent's commissions or other like payments in connection with the negotiations leading to this Agreement or the consummation of the transactions contemplated hereby.

         7.16 Opinion of Financial Advisor. VPT has received the opinion of Merrill Lynch, to the effect that, as of the date hereof, the VPT Merger Consideration is fair to the holders of VPT Shares from a financial point of view, and has delivered a true and correct copy of such opinion to Buyer.

         7.17 Related Party Transactions. Section 7.17 of the VPT Disclosure Letter or the VPT SEC Reports set forth all arrangements, agreements and contracts or understandings entered into by VPT or any of the VPT Subsidiaries (which are or will be in effect as of or after the date of this Agreement) with
(i) any consultant (X) involving payments in excess of $60,000 or (Y) which may not be terminated at will by VPT or the VPT Subsidiary which is a party thereto, or (ii) any person who is an officer, trustee, director or affiliate of VPT or any of the VPT Subsidiaries. All such documents are listed in Section 7.17 of the VPT Disclosure Letter and the copies of such documents, which have previously been provided or made available to Buyer and its counsel, are true and correct copies. Except as disclosed in Section 7.17 of the VPT Disclosure Letter and the VPT SEC Reports, VPT (including all VPT Subsidiaries) has not made any payments to, received any services from, or is dependent on any services of, any affiliate of VPT other than services provided by officers and directors in such capacities and payments to such officers and directors of VPT.

         7.18 Contracts and Commitments. There is no contract, agreement or understanding required to be described or filed as an exhibit to any VPT SEC Report that is not described or filed as required by the Securities Act or the Exchange Act, as the case may be. Except as would not individually or in the aggregate have a VPT Material Adverse Effect, all such contracts, agreements and understandings are valid and binding on VPT and are in full force and effect and enforceable against VPT in accordance with their respective terms other than contracts, agreements or understandings which are by their terms no longer in force or effect. Except as disclosed in the VPT Disclosure Letter, no approval or consent of, or notice to any Person is needed in order that such contract, agreement or understanding shall continue in full force and effect in accordance with its terms without penalty, acceleration or rights of early termination following the consummation of the transactions contemplated by this Agreement. Except to the extent any of the following would not individually or in the aggregate have a VPT Material Adverse Effect, VPT is not in violation of, breach of or default under any such contract, agreement or understanding nor, to VPT's knowledge, is any other party to any such contract, agreement or understanding. Except as set forth in the VPT SEC Reports or in Section 7.18 of the VPT Disclosure Letter, VPT is not a party to any contracts, agreements or arrangements (including leases of real property) relating to non-competition, indebtedness, guarantees of indebtedness of any other person, employment, or collective bargaining.

         7.19 Definition of VPT's Knowledge. As used in this Agreement, the phrase "to the knowledge of VPT" or "to the best knowledge of VPT" or any similar phrase means the actual knowledge after due inquiry of VPT's current President, Executive Vice President and two Senior Vice Presidents, and shall include information disclosed to VPT by written notice from Buyer whether pursuant to the terms hereof or otherwise.

         7.20 ERISA; Benefit Plans. (a) "Employee Plans" shall mean each "employee benefit plan," as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974 ("ERISA"), which (i) is subject to any provision of ERISA and (ii) is maintained, administered or contributed to by VPT or any affiliate (as defined below) and covers any employee or former employee of VPT or any affiliate or under which VPT or any affiliate has any liability. For purposes of this Section and Section 4.13, "affiliate" of any Person means any other Person which, together with such Person, would be treated as a single employee under Section 414 of the Internal Revenue Code of 1986, as amended (the "Code").

                  (b) No Employee Plan constitutes a "multiemployer plan," as defined in Section 3(37) of ERISA, and no Employee Plan, other than VPT's Terminated Employee's Retirement Plan, is subject to Title IV of ERISA. Neither VPT nor any of its affiliates has incurred, nor are they reasonably likely to incur, any liability under Title IV of ERISA arising in connection with the termination of, or complete or partial withdrawal from, any plan previously covered by Title IV of ERISA that would have, individually or in the aggregate, a VPT Material Adverse Effect. No transaction or holding of any asset under or in connection with any employee Plan has or will make VPT or any of the VPT Subsidiaries or any officer or director of VPT or any of the VPT Subsidiaries subject to any liability under Section 502(i) of ERISA or liable for any tax pursuant to Section 4975 of the Code that would have, individually or in the aggregate, a VPT Material Adverse Effect.

                  (c) Except to the extent it would not have, individually or in the aggregate, a VPT Material Adverse Effect, (i) each Employee Plan that is intended to be qualified under Section 401(a) of the Code is the subject of a favorable determination letter issued by the Internal Revenue Service relating to its qualified status, and, to VPT's knowledge, nothing has occurred that would adversely effect the qualified status of any such plan, and (ii) each Employee Plan has been maintained in material compliance with its terms and with the requirements prescribed by any and all statutes, orders, final rules and final regulations, including but not limited to ERISA and the Code, which are applicable to such Employee Plan. Except for routine claims for benefits, there are no material liabilities arising under, or relating to, such Employee Plans.

                  (d) "Benefit Arrangement" shall mean each employment, severance or other similar contract, arrangement or policy and each plan or arrangement (written or oral) providing for compensation, bonus, profit-sharing, stock option, or other stock related rights or other forms of incentive or deferred compensation, which (i) is not an Employee Plan, and (ii) is entered into, maintained or contributed to, as the case may be, by the VPT or any of its affiliates. Except to the extent that it would not have, individually or in the aggregate, a VPT Material Adverse Effect, each Benefit Arrangement has been maintained in material compliance with its terms and with the requirements prescribed by and any all statutes, orders, rules and regulations that are applicable to such Benefit Arrangement. Except for routine claims for benefits, there are no material liabilities arising under, or relating to, such Benefit Arrangement.

                  (e) With respect to each Employee Plan and Benefit Arrangement (where applicable); VPT has made available to Buyer complete and accurate copies of the following: (i) all plan texts and agreements; (ii) all material employee communications (including summary plan descriptions); (iii) the most recent annual report; (iv) the most recent annual and periodic accounting of plan assets; (v) the most recent determination letter received from the IRS; and (vi) the most recent actuarial valuation.

                  (f) Except as set forth on Section 7.20 of the VPT Disclosure Letter, the consummation of the transactions contemplated by this Agreement will not (i) entitle any individual to severance pay, (ii) accelerate the time of payment or vesting of, or increase the amount of, compensation due to any individual or (iii) result in the payment of an amount that will be taken into account in determining whether there is an "excess parachute payment" under
Section 280G(b)(1) of the Code. Notwithstanding the foregoing, in connection with the cash payments for the VPT Options as provided in Section 5.3, VPT has obtained consent to such cash payments from the persons listed in Section 7.3 of the VPT Disclosure Letter.

         7.21 Anti-takeover Plan. Neither VPT nor any VPT Subsidiary has in effect any plan, scheme, device or arrangement, commonly or colloquially known as a "poison pill" or, except as set forth in VPT's Declaration of Trust or by-laws, an "Anti-takeover" plan or any similar plan, scheme, device or arrangement. The Trustees of VPT have approved the Merger and this Agreement and have agreed (unless otherwise required in accordance with fiduciary duties of the Trustees of VPT under applicable law as advised by independent legal counsel) to recommend that the holders of the VPT Shares vote their shares in favor of the Merger.

         7.22 Shareholder Vote Required. The only vote of the holders of any class or series of shares of beneficial interest of VPT necessary to approve the Merger and the transactions contemplated by this Agreement is the affirmative vote of holders of two-thirds of the outstanding VPT Shares.

         7.23 Undisclosed Liabilities. Except as and to the extent reflected, reserved against or otherwise disclosed in VPT's consolidated balance sheet dated June 30, 1997 (including the notes thereto) or as set forth in Section
7.23 of the Disclosure Letter, neither VPT nor any VPT subsidiary had, at June 30, 1997, any liabilities or obligations of any kind, whether accrued, absolute, asserted or unasserted, contingent or otherwise, whether or not such liabilities would have been required to be reflected in a balance sheet prepared in accordance with generally accepted accounting principles consistently applied, which would have, individually or in the aggregate, a VPT Material Adverse Effect.

         7.24 Insurance. VPT maintains, and has maintained or caused to be maintained, without interruption, during its existence, policies or binders of insurance covering such risk, and events, including personal injury, property damage and general liability in amounts VPT reasonably believes adequate for its business and operations, and its current insurance policies (other than directors' and officers' insurance) will not terminate due to the consummation of the Merger.

         7.25 Absence of Sensitive Payments. To VPT's knowledge, none of VPT or any VPT Subsidiary or affiliate or any officer or director or any of them acting alone or together, has performed any of the following acts, except to the extent that such acts, individually or collectively, would not have a VPT Material

Adverse Effect: (i) the making of any contribution, payment, remuneration, gift or other form of economic benefit (a "Payment') to or for the private use of any governmental official, employee, or agent where the Payment or the purpose of the Payment was illegal under the laws of the United States or the jurisdiction in which such Payment was made, (ii) the establishment or maintenance of any unrecorded fund, asset or liability for any purpose or for the making of any false or artificial entries on its books, (iii) the making of any Payment to any person or the receipt of any Payment with the intention or understanding that any part of the Payment was to be used for any purpose other than that described in the document supporting the Payment, or (iv) the giving of any Payment to, or the receipt of any Payment from, any person who was or could have been in a position to help or hinder the business of VPT or any VPT Subsidiary (or assist VPT or any VPT Subsidiary in connection with any actual or proposed transaction) which (A) would reasonably have been expected to subject VPT or any VPT Subsidiary to any damage or penalty in any civil, criminal or governmental litigation or proceeding, (B) if not given in the past, would have had a VPT Material Adverse Effect or (C) if it had not continued in the future, would have had a VPT Material Adverse Effect.

         7.26 Amendment of Registration Rights Agreement. The Registration Rights Agreement (as defined in Section 9.15) may be amended with the consent of VPT and the holders of a majority of the Registrable Securities (as defined in the Registration Rights Agreement) outstanding.

ARTICLE 8.        REPRESENTATIONS AND WARRANTIES OF BUYER

         Buyer and Merger Subsidiary represent and warrant to VPT as follows:

         8.1      Existence; Good Standing; Authority; Compliance With Law.

                  (a) Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Maryland and Merger Subsidiary is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Maryland. Buyer is duly licensed or qualified to do business and is in good standing under the laws of any other state of the United States in which the character of the properties owned or leased by it therein or in which the transaction of its business makes such qualification necessary, except where the failure to be so licensed or qualified would not have a Buyer Material Adverse Effect. For purposes hereof, the term "Buyer Material Adverse Effect" means any change or effect that is or is reasonably likely to be materially adverse to the condition (financial or otherwise), business, assets or results of operations of the Buyer and the Buyer Subsidiaries (as defined below) taken as a whole or adversely affects the ability of Buyer or Merger Subsidiary to consummate the transactions contemplated by this Agreement in any material respect or materially impairs or delays Buyer's or Merger Subsidiary's abilities to perform their obligations hereunder. Each of Buyer and Merger Subsidiary has all requisite corporate power and authority to own, operate, lease and encumber its properties and carry on its business as now conducted.

                  (b) The business of Buyer and the Buyer Subsidiaries has been operated in compliance with all laws, ordinances, regulations and orders of all governmental entities, except for violations which would not have, individually or in the aggregate, a Buyer Material Adverse Effect, or except as set forth in
Section 8.1 of the disclosure letter delivered at or prior to the execution hereof to VPT, which shall refer to the relevant sections of this Agreement (the "Buyer Disclosure Letter"). Notwithstanding the above, the preceding sentence shall not be deemed a representation or warranty with respect to Environmental

Laws and any and all representations and warranties of Buyer with respect to the compliance with Environmental Laws are set forth in Section 8.15 hereof. Buyer and the Buyer Subsidiaries have all Governmental Approvals of all Governmental Agencies required by law with respect to the operation of their businesses, except those the absence of which would not, individually or in the aggregate, have a Buyer Material Adverse Effect or prevent or delay consummation of the Merger. All such Government Approvals are in full force and effect, and, Buyer and the Buyer Subsidiaries are in compliance in all material respects with all conditions and requirements of the Government Approvals and with all rules and regulations relating thereto. Buyer has not received any notices of violations of any Federal, state and local laws, regulations and ordinances relating to its business, operations or assets or the Buyer Properties (as defined in Section 8.14) which, if it were determined that a violation had occurred, would have a Buyer Material Adverse Effect.

                  (c) The Articles of Incorporation or other charter documents and Bylaws (and all amendments thereto) of Buyer and each of the Buyer Subsidiaries are listed in Section 8.1 of the Buyer Disclosure Letter, true and correct copies of which have previously been delivered or made available to VPT or its counsel. For purposes of this Agreement, the term "Buyer Subsidiary" shall include any of the entities set forth under such heading in Section 8.7 of the Buyer Disclosure Letter.

         8.2 Authorization, Validity and Effect of Agreements. Buyer and Merger Subsidiary each has the requisite corporate power and authority to enter into the transactions contemplated hereby and to execute and deliver this Agreement. To the extent required by law, the Board of Directors of each of Buyer and Merger Subsidiary has approved this Agreement, the Merger and the other transactions contemplated by this Agreement. No vote of the Buyer's stockholders is required to approve the issuance of the Buyer Common Stock as contemplated by this Agreement. The Board of Directors of Buyer has taken all necessary actions and votes (such votes being in substantially the form previously provided to VPT) to provide under certain circumstances exemption from Section 3-602 of the MGCL for certain affiliates of VPT acquiring Buyer Common Stock in connection with the transactions contemplated by this Agreement from subsequent business combinations with Buyer. The Bylaws of Buyer provide that Title 3, Subtitle 7 of the MGCL shall not apply to any acquisition by any person of shares of stock of Buyer. To the knowledge of Buyer, no other state takeover or similar statute or regulation applies to the Merger or any of the transactions contemplated by this Agreement with respect to Buyer. Subject to the filing and acceptance for record of appropriate merger documents as required by MGCL, the execution by Buyer and Merger Subsidiary of this Agreement and the consummation of the transactions contemplated by this Agreement have been duly authorized by all requisite action on the part of Buyer and the Merger Subsidiary. Assuming this Agreement constitutes a valid and binding obligation of VPT, this Agreement constitutes the valid and legally binding obligation of Buyer and Merger Subsidiary, enforceable against Buyer and Merger Subsidiary in accordance with its terms, subject to applicable bankruptcy, insolvency, moratorium or other similar laws relating to creditors' rights and general principles of equity.

         8.3 No Violation. Except as set forth in Section 8.3 of the Buyer Disclosure Letter, neither the execution and delivery by Buyer and Merger Subsidiary of this Agreement nor the consummation by Buyer and Merger Subsidiary of the transactions contemplated by this Agreement in accordance with its terms will: (i) conflict with or result in a breach of any provisions of the Articles of Incorporation or Bylaws of Buyer or Merger Subsidiary; (ii) violate, result in a breach of any provision of, constitute a default under, or require any approval or consent under or result in the termination or in a right of termination or cancellation of, or accelerate the performance required by or result in a material adverse change to, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties of Buyer or any of the Buyer Subsidiaries under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust or any license, franchise, permit, lease, contract, agreement or other instrument to which Buyer or any of the Buyer Subsidiaries is a party, or by which Buyer or any of the Buyer Subsidiaries or any of their properties is bound or affected, except for any of the foregoing matters which, individually or in the aggregate, would not have a Buyer Material Adverse Effect; (iii) contravene or conflict with or constitute a violation of any provision of any law, rule, regulation, judgment, injunction, order or decree binding upon or applicable to the Buyer or Merger Subsidiary; or
(iv) other than the Regulatory Filings, require any consent, approval or authorization of, or declaration, filing or registration with, any governmental or regulatory authority which has not been obtained or made except where the failure to obtain any such consent, approval or authorization of, or declaration, filing or registration with, any governmental or regulatory authority would not have a Buyer Material Adverse Effect.

         8.4 Financing. Buyer will have available to it on the Closing Date unrestricted funds which it may use in its sole discretion to purchase and pay for the VPT Shares pursuant to the Merger, respectively, in accordance with the terms of this Agreement.

         8.5 Title Reports and Surveys Obtained by Buyer on Properties.  Section
8.5 of the Buyer Disclosure Letter includes full and complete copies of all title insurance commitments and pro forma title insurance policies obtained by Buyer on or before the date hereof with respect to the VPT Properties (each a "Policy" and collectively, the "Policies"). In addition, Buyer has provided to VPT full and complete copies of all title reports and all surveys, updated or recertified surveys, and surveyor's certificates, in each case with respect to the VPT Properties or a part thereof, obtained by or on behalf of Buyer or otherwise provided to Buyer or its advisors by a party other than VPT on or before the date hereof.

         8.6  Capitalization.  The  charter  of  Buyer  authorizes  it to  issue
197,650,000 shares of Buyer Common Stock, 350,000 shares of Class A Common Stock, par value $0.01 per share (the "Buyer Class A Common Stock"), and 2,000,000 shares of Series A 8% Convertible Redeemable Preferred Stock, par value $0.01 per share (the "Buyer Preferred Stock"). As of the date hereof, there are 16,572,043 shares of Buyer Common Stock issued and outstanding, 339,806 shares of Buyer Class A Common Stock and no shares of Buyer Preferred Stock issued and outstanding. All such shares of Buyer are duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights. Except as set forth in Section 8.6 of the Buyer Disclosure Letter, as of the date hereof Buyer has no outstanding bonds, debentures, notes or other obligations the holders of which have or upon the happening of certain events would have the right to vote (or which are convertible into or exercisable for securities having the right to vote) with the shareholders of Buyer on any matter. Except as set forth in Section 8.6 of the Buyer Disclosure Letter, as of the date hereof there are no existing options, warrants, calls, subscriptions, convertible securities, or other rights, agreements, stock appreciation rights or similar derivative securities or instruments or commitments which obligate Buyer to issue, transfer or sell any shares of capital stock of Buyer or make any payments in lieu thereof. Except as set forth in Section 8.6 of the Buyer Disclosure Letter or as disclosed in the Buyer SEC Reports (as hereinafter defined) filed prior to the date hereof, as of the date hereof there are no agreements or understandings to which Buyer or any Buyer Subsidiary is a party with respect to the voting of any shares of capital stock of Buyer or which restrict the transfer of any such shares, nor does Buyer have knowledge of any such agreements or understandings with respect to the voting of any such shares or which restrict the transfer of any such shares. Except as set forth in
Section 8.6 of the Buyer Disclosure Letter or as disclosed in the Buyer SEC Reports filed prior to date hereof, there are no outstanding contractual obligations of Buyer or any Buyer Subsidiary to repurchase, redeem or otherwise acquire any shares of capital stock, partnership interests or any other securities of Buyer or any Buyer Subsidiary. Buyer has delivered to VPT complete and correct copies of all Buyer option plans and all forms of options issued pursuant to any Buyer option plan, including all amendments thereto. Section 8.6 of the Buyer Disclosure Letter contains a complete and correct list setting forth as of the date hereof, (i) the number of options outstanding, (ii) the dates on which such options were granted and (iii) the exercise price of each outstanding option.

         8.7 Subsidiaries. Except as set forth in Section 8.7 of the Buyer Disclosure Letter, Buyer owns directly or indirectly each of the outstanding shares of capital stock or all of the partnership or other equity interests of Buyer in each of the Buyer Subsidiaries. Each of the outstanding shares of capital stock in each of the Buyer Subsidiaries having corporate form is duly authorized, validly issued, fully paid and nonassessable. Except as set forth in
Section 8.7 of the Buyer Disclosure Letter, each of the outstanding shares of capital stock of, or partnership or other equity interests in, each of the Buyer Subsidiaries owned by Buyer is owned, directly or indirectly, free and clear of all liens, pledges, security interests, claims or other encumbrances. Except as set forth in Section 8.7 of the Buyer Disclosure Letter, as of the date hereof there are no options, warrants, calls, subscriptions, convertible securities, or other rights, agreements or commitments which obligate Buyer or any Buyer Subsidiary to issue, transfer or sell any shares of capital stock, of any Buyer Subsidiary.

         8.8 Other Interests. Except for interests in the Buyer Subsidiaries as set forth in Section 8.7 of the Buyer Disclosure Letter, as of the date hereof neither Buyer nor any Buyer Subsidiary owns directly or indirectly any interest or investment (whether equity or debt) in any corporation, partnership, joint venture, business, trust or other entity (other than investments in short-term investment securities).

         8.9 SEC Documents. Since April 23, 1997, Buyer has timely filed with the SEC all forms, reports and documents required to be filed by Buyer since April 23, 1997 under the Securities Laws, including, without limitation, (i) all Annual Reports on form 10-K, (ii) all Quarterly Reports on form 10-Q, (iii) all proxy statements relating to meetings of stockholders (whether annual or special), (iv) all Current Reports on form 8-K, (v) the Buyer's Registration Statement on Form S-11 as filed with the SEC on July 30, 1997 and (vi) all other reports, schedules, registration statements and other documents, each as amended (collectively, the "Buyer SEC Reports") all of which were prepared in compliance in all material respects with the applicable requirements of the Exchange Act and the Securities Act. As of their respective dates, the Buyer SEC Reports (i) complied as to form in all material respects with the applicable requirements of the Securities Laws and (ii) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading. Each of the consolidated balance sheets of Buyer included in or incorporated by reference into the Buyer SEC Reports (including the related notes and schedules) fairly presents the consolidated financial position of Buyer and the Buyer Subsidiaries as of its date and each of the consolidated statements of income, cash flows and shareholders' equity included in or incorporated by reference into the Buyer SEC Reports (including any related notes and schedules) fairly presents the results of income, cash flows and shareholders' equity, as the case may be, of Buyer and the Buyer Subsidiaries for the periods set forth therein (subject, in the case of unaudited statements, to normal year-end audit adjustments which would not be material in amount or effect), in each case in accordance with generally accepted accounting principles consistently applied during the periods involved, except as may be noted therein and except, in the case of the unaudited statements, as permitted by Form 10-Q pursuant to Section 13 or 15(d) of the Exchange Act.

         8.10 Litigation. Except as set forth in Section 8.10 of the Buyer Disclosure Letter, there are (i) no continuing orders, injunctions or decrees of any court, arbitrator or governmental authority to which Buyer or any Buyer Subsidiary is a party or by which any of its properties or assets are bound or likely to be affected and (ii) no actions, suits or proceedings pending against Buyer or any Buyer Subsidiary or to which any of their respective properties or assets are likely to be subject or, to the knowledge of Buyer, threatened against Buyer or any Buyer Subsidiary or to which any of their respective properties or assets are likely to be subject, at law or in equity, that in each such case would, individually or in the aggregate, have a Buyer Material Adverse Effect.

         8.11 Absence of Certain Changes. Except as disclosed in the Buyer SEC Reports filed with the SEC prior to the date hereof or as set forth in Section
8.11 of the Buyer Disclosure Letter, since June 1, 1997, there has not been (i) any Buyer Material Adverse Effect; provided, however, that changes affecting the real estate industry generally, changes in the economies of the jurisdictions in which Buyer or the Buyer Subsidiaries conduct business, and any changes in the condition, business, operations or financial results of Buyer and the Buyer Subsidiaries taken as a whole that are caused primarily or substantially by such changes or events or as a result of the announcement of this Agreement and the transactions contemplated hereby, or required by this Agreement shall not be deemed to be a Buyer Material Adverse Effect and no Buyer Material Adverse Effect shall be deemed to have occurred as a result of the payment by Buyer of costs, expenses, fees or similar charges incurred by its contemplation, negotiation, execution or consummation of this Agreement, (ii) any authorization, declaration, setting aside or payment of any dividend or other distribution with respect to the Buyer Common Stock, (iii) any repurchase, redemption or other reacquisition by Buyer or any Buyer Subsidiary of any outstanding shares of stock or securities of, or ownership interest in, Buyer or any Buyer Subsidiary, (iv) any split, combination or reclassification of any of Buyer's stock or issuance or authorization relating to the issuance of any other securities in respect of, in lieu of or in substitution for shares of Buyer's capital stock, (v) any amendment of any term of any outstanding security of Buyer or any Buyer Subsidiary in any way which would have a Buyer Material Adverse Effect, and (vi) except pursuant to Buyer's obligations hereunder, there has not been any amendment to Buyer's charter or By-laws.

         8.12 Taxes. Except as set forth in Section 8.12 of the Buyer Disclosure Letter or where such failure would not have, individually or in the aggregate, a Buyer Material Adverse Effect:

                  (a) Buyer and each of the Buyer Subsidiaries has paid or caused to be paid all Taxes, owed or accrued by it through the date hereof.

                  (b) Buyer and each of the Buyer Subsidiaries has timely filed all Tax Returns required to be filed by any of them through the date hereof, and all such returns accurately set forth the amount of any Taxes relating to the applicable period.

                  (c) Buyer and each Buyer Subsidiary has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, shareholder or other party.

                  (d) The most recent financial statements contained in the Buyer SEC Reports reflect adequate reserves for Taxes payable by Buyer and each Buyer Subsidiary for all taxable periods and portions thereof through the date of such financial statements.

                  (e) Since the date of the most recent financial statements included in the Buyer SEC Reports, Buyer and each Buyer Subsidiary have made sufficient accrual for Taxes in accordance with generally accepted accounting principles with respect to periods for which Tax Returns have not been filed.

                  (f) There are no outstanding agreements, waivers of arrangements extending the statutory period of limitations applicable to any claim for, or the period for the collection or assessment of, Taxes due from Buyer and each Buyer Subsidiary for any taxable period and there have been no deficiencies proposed, assessed or asserted for such Taxes.

                  (g) There are no closing agreements that could affect Taxes of Buyer and each Buyer Subsidiary for periods after the Effective Time pursuant to
Section 7121 of the Code or any similar provision under state, local or foreign tax laws.

                  (h) No audit or other proceedings by any court, governmental or regulatory authority or similar authority has occurred, been asserted or is pending and none of Buyer and each Buyer Subsidiary have received notice that any such audit or proceeding may be commenced.

                  (i) No election has been made or filed by or with respect to, and no consent to the application of, Section 341(f)(2) has been made by or with respect to, Buyer, each Buyer Subsidiary or any of its properties or assets.

                  (j) None of the assets of Buyer and each Buyer Subsidiary is an asset or property that is or will be required to be treated as being owned by any person (other than Buyer or each such Subsidiary) pursuant to the provisions of Section 168(f)(8) of the Internal Revenue Code of 1954, as amended and in effect immediately before the enactment of the Tax Reform Act of 1986.

                  (k) Buyer and each Buyer Subsidiary has not agreed to, or filed application for, and is not required to make any changes or adjustment to the accounting method.

         8.13     Books and Records.

                  (a) The books of account and other financial records of Buyer and each of the Buyer Subsidiaries are true, complete and correct in all material respects, have been maintained in accordance with good business practices, and are accurately reflected in all material respects in the financial statements included in the Buyer SEC Reports.

                  (b) The minute books and other records of Buyer and each of the Buyer Subsidiaries have been, or will be prior to the Closing, made available to VPT, contain in all material respects accurate records of all meetings and accurately reflect in all material respects all other action of the shareholders and Directors and any committees of the Directors of Buyer and each of the Buyer Subsidiaries.

         8.14     Properties.

                  (a)  Title  and  Survey  Matters.   All  of  the  real  estate
properties owned by Buyer, and each of the Buyer Subsidiaries (the "Buyer Properties") are set forth in Section 8.14 of the Buyer Disclosure Letter. Buyer has made available to VPT for inspection all title insurance policies and any subsequent title reports, title insurance commitments and proforma title insurance policies (collectively, the "Buyer Title Reports") and all surveys and surveyor's certificates (collectively, the "Buyer Surveys") within its possession or control relating to the Buyer Properties. Buyer is not aware of any encumbrance to title to the Buyer Properties or any survey matter affecting the Buyer Properties other than (i) matters listed in the Buyer Title Reports,
(ii) matters shown on the Buyer Surveys, (iii) ordinances and regulations, including zoning ordinances and building codes, affecting building use or occupancy, (iv) mechanics', carriers', workmen's liens or encumbrances which are the responsibility of tenants under leases, or which otherwise do not have a material adverse effect on the value of the Buyer Properties as a whole and (v) matters disclosed in Section 8.14 of the Buyer Disclosure Letter (collectively, the "Buyer Permitted Exceptions").

                  (b) Leases. The Rent Rolls for each of the Buyer Properties set forth in Section 8.14 of the Buyer Disclosure Letter are true, correct and complete as of August 20 or August 27, 1997, as the case may be, in all material respects. The Rent Rolls show all leases, license agreements and other material occupancy agreements, written or oral, relating to the use or occupancy of any part of a Buyer Property (the "Buyer Leases"), including the name of each tenant, the date of each tenant's Buyer Lease and all material amendments or modifications, if any, thereto.

                  (c) Condemnation Proceedings. Buyer has received no written notice of any pending or contemplated condemnation or eminent domain proceedings affecting all or any part of the Buyer Properties.

                  (d)   Bankruptcy.   There   is  no   bankruptcy,   insolvency,
rearrangement or similar action or proceeding, whether voluntary or involuntary, pending or, to Buyer's knowledge, threatened against Buyer.

                  (e) Compliance with Buyer Permitted Exceptions. To the best of Buyer's knowledge, Buyer is not in material default in complying with the terms and provisions of any of the covenants, conditions, restrictions, rights-of-way or easements constituting one or more of the Buyer Permitted Exceptions which are to be performed or complied with by the owner of the Buyer Properties.

                  (f) Ground Leases. Set forth on Section 8.14 of the Buyer Disclosure Letter is a complete and accurate list of all ground leases affecting the Buyer Properties. Except as set forth on such list, each such ground lease is in full force and effect, Buyer is not in default in the payment of ground rent or in the performance of any other material covenant or obligation to be performed by Buyer, as ground lessee, under such ground lease and, to the knowledge of Buyer, the ground lessor is not in default under such ground lease.

                  (g) Mechanics' Liens. Except as set forth in the Buyer Title Reports, Buyer has no knowledge of any material mechanics' liens or suppliers' liens affecting any of the Buyer Properties.

         8.15 Environmental Matters. Except as set forth in Section 8.15 of the Buyer Disclosure Letter or in any environmental assessment or report listed therein or provided by Buyer to VPT or its advisors on or prior to the date of this Agreement (collectively, the "Buyer Environmental Reports"), to the best of Buyer's actual knowledge, (i) no hazardous substances or hazardous wastes have been generated, stored, released, discharged or disposed of from or on the Buyer Properties during the period of Buyer's ownership of such properties except for hazardous materials or hazardous wastes commonly used by landlords and tenants for similar properties which were used in the ordinary course of business and in compliance with all Environmental Laws, (ii) Buyer has not received written notice from any governmental authority that any of the Buyer Properties is in violation of any Environmental Laws, and (iii) there is no pending civil, criminal or administrative suit or other legal proceeding against Buyer (and no such suit or proceeding has been threatened in writing to Buyer) or any unsatisfied judgment against Buyer with respect to any Environmental Laws or principals of common law relating to hazardous substances or hazardous waste. Buyer has provided to VPT complete copies of all environmental reports, assessments, studies and similar items with respect to the Buyer Properties within its possession or control.

         8.16 No Brokers. Neither Buyer nor any of the Buyer Subsidiaries has entered into any contract, arrangement or understanding with any person or firm which may result in the obligation of such entity or VPT to pay any finder's fees, brokerage or agent's commissions or other like payments in connection with the negotiations leading to this Agreement or the consummation of the transactions contemplated hereby. Buyer is not aware of any claim for payment of any finder's fees, brokerage or agent's commissions or other like payments in connection with the negotiations leading to this Agreement or the consummation of the transactions contemplated hereby.

         8.17 Related Party Transactions. Section 8.17 of the Buyer Disclosure Letter or the Buyer SEC Reports set forth all arrangements, agreements and contracts or understandings entered into by Buyer or any of the Buyer Subsidiaries (which are or will be in effect as of or after the date of this Agreement) with (i) any consultant (X) involving payments in excess of $60,000 or (Y) which may not be terminated at will by Buyer or the Buyer Subsidiary which is a party thereto, or (ii) any person who is an officer, trustee, director or affiliate of Buyer or any of the Buyer Subsidiaries. All such documents are listed in Section 8.17 of the Buyer Disclosure Letter and the copies of such documents, which have previously been provided or made available to VPT and its counsel, are true and correct copies. Except as disclosed in
Section 8.17 of the Buyer Disclosure Letter or the Buyer SEC Reports, Buyer (including all Buyer Subsidiaries) has not made any payments to, received any services from, or is dependent on any services of, any affiliate of Buyer other than services provided by officers and directors in such capacities and payments to such officers and directors of Buyer.

         8.18 Definition of Buyer's Knowledge. As used in this Agreement, the phrase "to the knowledge of Buyer" or "to the best knowledge of Buyer" or any similar phrase means the actual knowledge after due inquiry of Buyer's current Chairman, President and Chief Financial Officer and shall include information disclosed to Buyer by written notice from VPT whether pursuant to the terms hereof or otherwise.

         8.19 Anti-takeover Plan. Neither Buyer nor any Buyer Subsidiary has in effect any plan, scheme, device or arrangement, commonly or colloquially known as a "poison pill" or, except as set forth in Buyer's charter or By-laws, an "Anti-takeover" plan or any similar plan, scheme, device or arrangement. The Directors have approved the Merger and this Agreement and have agreed to recommend that the holders of the Buyer Common Stock vote their shares in favor of the issuance of the Buyer Common Stock pursuant to this Agreement.

         8.20 Undisclosed Liabilities. Except as and to the extent reflected, reserved against or otherwise disclosed in Buyer's consolidated balance sheet dated June 30, 1997 (including the notes thereto) or as set forth on Section
8.21 of the Buyer Disclosure Letter, neither Buyer nor any Buyer subsidiary had, at June 30, 1997, any liabilities or obligations of any kind, whether accrued, absolute, asserted or unasserted, contingent or otherwise, whether or not required to be reflected in a balance sheet prepared in accordance with generally accepted accounting principles consistently applied, which would have, individually or in the aggregate, a Buyer Material Adverse Effect.


ARTICLE 9.        COVENANTS

         9.1      Conduct of Businesses.

                  (a) General. During the period from the date of this Agreement until the Effective Time, except as specifically permitted by this Agreement, unless the other party has consented in writing thereto:

                           (i) VPT and Buyer  shall use  their  reasonable  best
efforts, and shall cause their respective Subsidiaries to use their reasonable best efforts, to preserve intact their business organizations and goodwill and keep available the services of their respective officers and employees;

                           (ii) VPT and Buyer  shall  confer on a regular  basis
with one or more representatives of one or more representatives of the other to report on material operational matters;

                           (iii) VPT and Buyer shall  promptly  notify the other
of any material emergency or other material change in the condition (financial or otherwise), business, properties, assets, liabilities or the normal course of its businesses or in the operation of their properties, any material governmental complaints, investigations or hearings (or communications indicating that the same may be contemplated);

                           (iv) VPT and  Buyer  shall  promptly  deliver  to the
other true and correct copies of any report, statement or schedule filed with the SEC subsequent to the date of this Agreement;

                           (v)  VPT  shall   give  to  Buyer  and  its   agents,
representatives, employees and designees, full access to the books, records, files, financial reports, plans and specifications that are in VPT's possession or control that relate to any of the VPT Properties during normal business hours and after reasonable prior notice for the purpose of reviewing the same in preparation for the Closing, and VPT shall furnish to Buyer during such period all information concerning the Properties that is in VPT's possession or control which Buyer may reasonably request. Buyer shall have no right to conduct any tests or otherwise conduct physical diligence or investigations at any of the VPT Properties after the date of this Agreement and shall indemnify and hold harmless VPT from any costs or expenses incurred by VPT in connection with any such diligence or investigation conducted prior to the date hereof; provided that notwithstanding the foregoing, Buyer and its designees shall have the right to inspect the VPT Properties prior to the Closing (but not perform testing of any kind) during regular business hours and after obtaining the prior consent of VPT, which consent will not be unreasonably withheld;

                           (vi) VPT shall give prompt written notice to Buyer of
any fire or other casualty affecting any portion of the VPT Properties after the date of this Agreement;

                           (vii) VPT shall  deliver  to  Buyer,  promptly  after
receipt by VPT, copies of all notices of violation issued by any board, bureau, commission, department or body of any municipal, county, state or federal government unit, or any subdivision thereof, with respect to any of the VPT Properties received by VPT after the date of this Agreement; and

                           (viii) In the event either party  becomes  aware that
any of its respective representations or warranties set forth in Sections 7 and 8 hereof will not be true and correct in all material respects on the Closing Date as if made at and as of the Closing Date, such party shall give prompt written notice thereof to the other party, and shall give access to all appropriate information related thereto that is in its possession or control;

                           (ix)  VPT  shall  not,   and  shall  cause  each  VPT
Subsidiary not to, acquire, enter into an option to acquire or exercise an option or contract to acquire additional real property, incur additional indebtedness (except for indebtedness incurred under commercial contracts entered into in the normal course of its business), encumber assets or commence construction of, or enter into any agreement or commitment to develop or construct, any other type of real estate projects or otherwise enter into or modify any easement, covenant, condition, right of way or restriction with respect to any VPT Property;

                           (x) Subject to the  provisions  of Section  9.2,  VPT
shall not, and shall not permit any of the VPT Subsidiaries, to sell, lease, license, mortgage or otherwise encumber or subject to a Lien or otherwise dispose of any VPT Properties or any portion thereof or any of the capital stock of or partnership or other interests in any of the VPT Subsidiaries, provided, however, VPT and the VPT Subsidiaries may sell, lease, license, mortgage or otherwise encumber or subject to a Lien or otherwise dispose of any immaterial asset in the ordinary course of business and consistent with past practice or any material asset in the ordinary course of business and consistent with past practice after providing prior written notice to Buyer and with its consent, which consent shall not be unreasonably withheld; and provided, further, that the foregoing restriction shall not apply to the sale of the assets set forth in
Section 9.1 of the VPT Disclosure Letter;

                           (xi) VPT shall not acquire or agree to acquire, lease
or manage, (A) by merging or consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, joint venture, association or other business organization or division thereof or (B) any assets, other than assets that are immaterial to VPT and the VPT Subsidiaries taken as a whole and except for the purchases of non-material assets in the ordinary course of business consistent with past practice and shall not make any loans, advances or capital contributions to, or investments in, any other person;

                  (b) Conduct by VPT. Prior to the Closing Date, unless Buyer or Merger Subsidiary has consented thereto (and Buyer and Merger Subsidiary hereby agree to give good faith consideration to any such request for consent by VPT and to respond to any such request within three (3) business days), VPT:

                           (i) Shall,  and shall cause each VPT  Subsidiary  to,
conduct its operations according to their usual, regular and ordinary course in substantially the same manner as heretofore conducted;

                           (ii) Shall not amend  VPT's  Declaration  of Trust or
Bylaws, and shall cause each VPT Subsidiary not to amend its charter, bylaws or equivalent documents except as contemplated by this Agreement (except in order to render the provisions of Section 3-701 of the MGCL inapplicable to the Buyer);

                           (iii)  Except as  contemplated  pursuant  to  Section
9.7(a) in connection with the Performance Incentive Bonus Plan and an existing employment agreement, VPT shall not, and shall cause each VPT Subsidiary not to,
(A) issue or authorize for issue any shares of beneficial interest or stock (except for shares issued upon the exercise of currently outstanding share options therefor) or any Security convertible into or exercisable for the foregoing, effect any share split, reverse share split, share dividend, recapitalization or other similar transaction or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of beneficial interest or stock of VPT or any VPT Subsidiary, (B) grant, confer or award any option, warrant, conversion right or other right not existing on the date hereof to acquire, redeem, repurchase any shares of beneficial interest of VPT, (C) increase any compensation or enter into or amend any employment agreement with any of its present or future officers or trustees, (D) adopt any new employee benefit plan or (except as contemplated in this Agreement) amend any existing employee benefit plan or severance or termination pay policies in any material respect, except for changes which are less favorable to participants in such plans; or (E) authorize, declare, set aside or pay any dividends or make any other distribution or payments with respect to any shares of beneficial interest of VPT, directly or indirectly redeem, purchase or otherwise acquire any shares of beneficial interest of VPT or stock or equity interests of any of the VPT Subsidiaries, or make any commitment for any such action.

                           (iv) Shall  not,  and shall not permit any of the VPT
Subsidiaries  to,  pay,   discharge  or  satisfy  any  claims,   liabilities  or
obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction, in the ordinary course of business consistent with past practice or in accordance with their terms, of liabilities reflected or reserved against in, or contemplated by, the most recent consolidated financial statements (or the notes thereto) of VPT included in the VPT SEC Reports or incurred in the ordinary course of business consistent with past practice;

                           (v) Shall  not,  and shall not  permit any of the VPT
Subsidiaries to, enter into or amend, modify or terminate any Contract which may result in total payments or liability by or to it in excess of $50,000 other than Contracts for expenses of attorneys and accountants incurred in connection with the Merger;

                           (vi) Subject to the  provisions of Section 9.7, shall
not, and shall not permit any of the VPT Subsidiaries to, enter into any Contract with any officer, trustee, director, consultant or affiliate of VPT or any of the VPT Subsidiaries;

                           (vii) Shall,  and shall cause each VPT Subsidiary to,
timely prepare, in a manner consistent with past practice, and file all Tax Returns required to be filed the due date of which (including reasonable extensions) occurs on or before the Effective Time and pay all Taxes due with respect to any such Tax Returns;

                           (viii)  Shall  not  make  any  tax  election  (unless
required by law or necessary to preserve VPT's status as a REIT or the status of each VPT Subsidiary that is a joint venture, partnership or limited liability company as a partnership for federal income tax purposes);

                           (ix) Shall not make or rescind  any express or deemed
election relating to Taxes, settle or compromise any claim, suit, litigation, proceeding, investigation, audit or controversy relating to Taxes (unless required by law or necessary to preserve VPT's status as a REIT or status of each VPT Subsidiary that is a joint venture, partnership or limited liability company as a partnership for federal income tax purposes);

                           (x) Shall not terminate or materially  amend or renew
any Contract for the management or leasing of a Property or renew or enter into any new property management or leasing Contract unless (i) such Contract will not be binding on Buyer following the Closing or (ii) such Contract is terminable upon not more than forty-five (45) days' notice without penalty by Buyer. Neither VPT nor any VPT Subsidiary shall otherwise enter into or materially amend any new Contracts other than with third parties in the ordinary course of operating its business;

                           (xi)  Shall not  amend in any  material  respect  the
partnership agreement of Bay City Holdings, L.P. or grant a lien or security interest in, or assign, pledge, or otherwise hypothecate the partnership interest or the right to reserve distributions of VPT in Bay City Holdings, L.P.; and

                           (xii) Shall use  commercially  reasonable  efforts to
obtain from each Major Tenant and Ground Lessor a written estoppel certificate substantially in the form previously agreed to by VPT dated no earlier than forty-five (45) days prior to the Closing Date.

         Notwithstanding anything to the contrary in this Section 9.1(b), it is specifically contemplated and agreed to that VPT shall be permitted to make payments, subject to the limitations contained in the last sentence of Section 9.7(a), to participants in the Performance Incentive Bonus Plan and to an employee under an existing employment agreement at any time prior to or at the Closing in accordance therewith.

                  (c) Conduct by Buyer. Prior to the Effective Time, unless VPT has consented in writing thereto (and VPT hereby agrees to give good faith consideration to any such request for consent by Buyer and to respond to any such request within three (3) business days) or unless otherwise specifically permitted by this Agreement, Buyer shall not (A) authorize, declare, set aside or pay any dividend or make any other distribution or payment with respect to any shares of capital stock of Buyer, directly or indirectly redeem, purchase or otherwise acquire any shares of capital stock of Buyer or stock or equity interests of any of the Buyer Subsidiaries, or make any commitment for any such action, or (B) amend its charter or By-laws.

         9.2      New Leases and Lease Modifications.

                  (a) Prior to the Closing Date, if this Agreement shall not have been terminated by Buyer or Merger Subsidiary, VPT shall not, without the written consent of Buyer or Merger Subsidiary, which consent may not be unreasonably withheld, (i) effect any material change in any Lease (including, without limitation, consenting to any assignment or material sublet request) currently in effect which affects VPT Properties other than those listed in
Section 9.2 of the VPT Disclosure Letter, (ii) renew or extend the term of any Lease, unless the same is renewed or extended by the exercise by the applicable tenant of an extension or expansion right pursuant to the terms of a Lease,
(iii) enter into any new Lease or cancel or terminate any Lease or (iv) enter into any lease, license agreement or other agreement relating to the use or occupancy of a multi-family Property unless such lease arrangement is on VPT's standard form, is at market rates and on market terms and is in the ordinary course of business. When seeking consent to a new or modified Lease, VPT shall provide notice of the identity of the tenant, a term sheet or letter of intent containing material business terms (including, without limitation, rent, expense base, concessions, tenant improvement allowances, brokerage commissions, and expansion and extension options) and whatever credit and background information, if any, VPT then possesses with respect to such tenant. Buyer and Merger Subsidiary shall be deemed to have consented to any proposed Lease or Lease modification if neither has responded to VPT within five (5) business days after receipt of such information. Upon Buyer or Merger Subsidiary's approval or deemed approval, VPT or a VPT Subsidiary shall be entitled to enter into a Lease on the standard lease form for such Property, without material change other than changes customarily made to leases to other comparable tenants of the Property.

                  (b) Buyer and Merger Subsidiary hereby designate Jeffrey H. Lynford, Edward Lowenthal and Gregory F. Hughes, and each one acting individually, as individuals who will be available and authorized to grant Lease approvals.

                  (c) Notwithstanding anything in this Agreement to the contrary, VPT may apply security deposits or, other than with respect to any Major Tenant, cancel or terminate any Lease in accordance with the provisions of such Lease or commence collection, unlawful detainer or other remedial action against any tenant without Buyer or Merger Subsidiary's consent upon the occurrence of a default by the tenant under said Lease and VPT shall promptly advise Buyer of any such action.

         9.3 Meeting of Shareholders. VPT will take all action necessary in accordance with applicable law and its Declaration of Trust, to convene a meeting of its shareholders as promptly as practicable to consider and vote upon the approval of this Agreement and the transactions contemplated hereby, and the amendment of VPT's Declaration of Trust to eliminate the ownership restrictions contained in Section 6.14 of such Declaration of Trust. The Trustees of VPT shall recommend that its shareholders approve this Agreement and the transactions contemplated hereby and the amendment to VPT's Declaration of Trust and VPT shall use its reasonable best efforts to obtain such approval; provided, however, that nothing contained in this Section 9.3 shall prohibit the Trustees of VPT from failing to make such recommendation or using their reasonable best efforts to obtain such approval if the Trustees of VPT, as the case may be, have determined in good faith, after consultation with and based upon the advice of counsel, that such action is necessary for such Trustees to comply with their fiduciary duties to VPT's shareholders under applicable law.

         9.4      Filings; Other Action.

                  (a) Subject to the terms and conditions herein provided, VPT and Buyer shall: (i) to the extent required, promptly make their respective filings and thereafter make any other required submissions under the HSR Act with respect to the Merger; (ii) use all reasonable best efforts to cooperate with one another in (x) determining which filings are required to be made prior to the Effective Time with, and which consents, approvals, permits or authorizations are required to be obtained prior to the Effective Time from, governmental or regulatory authorities of the United States, the several states and any third parties in connection with the execution and delivery of this Agreement, the consummation of the transactions contemplated by this Agreement and (y) timely making all such filings and timely seeking all such consents, approvals, permits or authorizations; (iii) use all reasonable best efforts to obtain in writing any consents required from third parties to effectuate the Merger, such consents to be in reasonably satisfactory form to VPT and Buyer; and (iv) use all reasonable best efforts to take, or cause to be taken, all other actions and do, or cause to be done, all other things necessary, proper or appropriate to consummate and make effective the transactions contemplated by this Agreement. If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purpose of this Agreement, the proper officers, directors and trustees of Buyer and VPT shall take all such necessary action.

                  (b) As promptly as practicable following the date hereof (i) VPT (and, if required by applicable SEC regulations, the Buyer) shall prepare and file with the SEC under the Exchange Act, all filings required to be made thereunder including a proxy statement and form of proxy (such proxy statement, together with any amendments or supplements thereto, the "Proxy Statement") relating to the shareholder meeting of VPT and the vote of the shareholders of VPT with respect to this Agreement, and (ii) following clearance by the SEC of the Proxy Statement, VPT and Buyer shall prepare and file with the SEC under the Securities Act a registration statement on Form S-4 (such registration statement, together with any amendments or supplements thereto, the "Form S-4"), in which the Proxy Statement will be included as a prospectus, in connection with the registration under the Securities Act of the Buyer Common Stock to be distributed to the stockholders of VPT in the Merger (the securities referred to in the foregoing clause being referred to herein collectively as the "Registered Securities"). Buyer will cause the Form S-4 (and, if it is required by applicable SEC regulations to include information therein, the Proxy Statement) to comply as to form in all material respects with the applicable provisions of the Securities Act, the Exchange Act and the rules and regulations thereunder, and VPT will cause the Proxy Statement to comply as to form in all material respects with the applicable provisions of the Exchange Act and the rules and regulations thereunder. Each of Buyer, on the one hand, and VPT, on the other hand, shall furnish all information about itself and its business and operations and all necessary financial information to the other as the other may reasonably request in connection with the preparation of the Proxy Statement and the Form S-4. Buyer shall use its reasonable best efforts, and VPT will cooperate with Buyer, to have the Form S-4 declared effective by the SEC as promptly as practicable (including clearing the Proxy Statement with the SEC). Each of VPT and Buyer agrees promptly to correct any information provided by it for use in the Proxy Statement and the Form S-4 if and to the extent that such information shall have become false or misleading in any material respect, and each of the parties hereto further agrees to take all steps necessary to amend or supplement the Proxy Statement and the Form S-4, and to cause the Proxy Statement and the Form S-4, as so amended or supplemented to be filed with the SEC and to be disseminated to their respective stockholders, in each case as and to the extent required by applicable federal and state securities laws. Each of VPT and Buyer agrees that the information provided by it for inclusion in the Proxy Statement or the Form S-4 and each amendment or supplement thereto, at the time of mailing thereof and at the time of the respective meetings of stockholders of VPT and Buyer will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Buyer will advise VPT, and deliver copies (if any) to VPT, promptly after either receives notice thereof, of any request by the SEC for amendment of the Proxy Statement or the Form S-4 or comments thereon and responses thereto or requests by the SEC for additional information, or notice of the time when the Form S-4 has become effective or any supplement or amendment has been filed, the issuance of any stop order, the suspension of the qualification of the Registered Securities issuable in connection with the Merger or for offering or sale in any jurisdiction.

         VPT shall use its best efforts to timely mail the Proxy Statement to its stockholders. It shall be a condition to the mailing of the Proxy Statement that (i) Buyer shall have received "comfort" letters from Coopers & Lybrand LLP, independent public accountants for VPT, of the kind contemplated by the Statement of Auditing Standards with respect to Letters to Underwriters promulgated by the American Institute of Certified Public Accountants (the "AICPA Statement"), dated as of the date on which the Form S-4 shall become effective (and Buyer shall also receive such a letter as of the Effective Time), each addressed to Buyer, in form reasonably satisfactory to Buyer, concerning the procedures undertaken by Coopers & Lybrand LLP with respect to the financial statements and information of VPT and the VPT Subsidiaries contained in the Form S-4 and the other matters contemplated by the AICPA Statement and otherwise customary in scope and substance for letters delivered by independent public accountants in connection with transactions such as those contemplated by this Agreement and (ii) VPT shall have received a "comfort" letter from Ernst & Young LLP, independent public accountants for Buyer, of the kind contemplated by the AICPA Statement, dated as of the date on which the Form S-4 shall become effective (and VPT shall also receive such a letter as of the Effective Time), each addressed to VPT, in form reasonably satisfactory to VPT, concerning the procedures undertaken by Ernst & Young LLP with respect to the financial statements and information of Buyer and its Subsidiaries contained in the Form S-4 and the other matters contemplated by the AICPA Statement and otherwise customary in scope and substance for letters delivered by independent public accountants in connection with transactions such as those contemplated by this Agreement.

         9.5      Access to Information.

                  (a) Upon reasonable notice and subject to restrictions contained in confidentiality agreements by which VPT and Buyer are bound, VPT and Buyer shall (and shall cause their respective subsidiaries to) afford to the officers, employees, accountants, counsel and other representatives of the other reasonable access, during normal business hours during the period prior to the Effective Time, to all their properties, books, contracts, commitments and records and permit such persons to make such inspections as they may reasonably require and, during such period, each of VPT and Buyer shall (and shall cause their subsidiaries to) furnish promptly to the other all information concerning its business, properties and personnel as the other may reasonably request; provided that if a party is withholding information because it is obligated to do so pursuant to a confidentiality agreement by which it is bound, the party shall give the other notice of such withholding.

                  (b) All such information shall be Confidential Information, as defined in the Confidentiality Agreements (as defined in Section 12.5), except as otherwise provided in such Confidentiality Agreement. In the event of termination of this Agreement for any reason each party shall promptly return all Confidential Information obtained from the other, and any copies made of, or reports or analyses based on, such Confidential Information, to the other and not use any such Confidential Information for any purpose that would be competitive with or cause material harm to the other.

         9.6 Publicity. Buyer and VPT shall consult with each other before issuing any press release or otherwise making any public statements with respect to this Agreement or any transaction contemplated herein and shall not issue any such press release or make any such public statement without the prior consent of the other party, which consent shall not be unreasonably withheld; provided, however, that a party may, without the prior consent of the other party, issue such press release or make such public statement as may be required by law or the rules of the applicable stock exchange if it has used its reasonable best efforts to consult with the other party and to obtain such party's consent but has been unable to do so in a timely manner.

         9.7      Certain Benefits.

                  (a) Buyer acknowledges that consummation of the transactions contemplated by this Agreement will constitute a change in control of VPT (to the extent such concept is applicable) for the purposes of all employee or employee benefit agreements, contracts, plans, programs, policies or arrangements of VPT. From and after the Effective Time, VPT, Buyer, Merger Subsidiary and their respective subsidiaries (including the Successor) shall not be subject to the terms of any cash bonus plans, share option and share incentive plans, employment agreements, consulting agreements, change-of-control agreements, and severance agreements or plans between VPT or any VPT Subsidiary and any officer, trustee, director, or employee of VPT or any VPT Subsidiary in effect prior to the Effective Time whether described in the VPT SEC reports, disclosed by VPT to Buyer or otherwise. Notwithstanding anything to the contrary in this Agreement, it is specifically contemplated and agreed to that VPT shall be permitted to make aggregate payments of up to $3.4 million to participants in the Performance Incentive Bonus Plan and for severance under an existing employment agreement at any time prior to or at the Closing.

                  (b) This Section 9.7 is intended for the irrevocable benefit of, and to grant third party rights to, the employees of VPT employed as of the Closing Date, and shall be binding on all successors and assigns of Buyer, VPT and the Successor. Each of the employees of VPT employed as of the Closing Date shall be entitled to enforce the covenants contained in this Section 9.7.

                  (c) In the event the Successor or any of its successors or assigns (i) consolidates with or merges into any other person or entity and shall not be the continuing or successor corporation or entity of such consolidation or merger or (ii) transfers or conveys all or substantially all of its properties, proper provision shall be made so that the successors and assigns of the Successor assume the obligations set forth in this Section 9.7.

         9.8 Listing Application. Each of Buyer and VPT shall cooperate and promptly prepare and submit to the AMEX all reports, applications and other documents that may be necessary or desirable to enable all of the Buyer Common Stock that will be outstanding or will be reserved for issuance at the Effective Time to be listed for trading on the AMEX. Each of Buyer and VPT shall furnish all information about itself and its business and operation and all necessary financial information to the other as the other may reasonably request in connection with the such AMEX listing process. Each of Buyer and VPT agrees promptly to correct any information provided by it for use in the AMEX listing process if and to the extent that such information shall have become false or misleading in any material respect. Each of Buyer and VPT will advise and deliver copies (if any) to the other parties, promptly after it receives notice thereof, of any request by the AMEX for amendment of any submitted materials or comments thereon and responses thereto or requests by the AMEX for additional information.

         9.9 Further Action. Each party hereto shall, subject to the fulfillment at or before the Effective Time of each of the conditions of performance set forth herein or the waiver thereof, perform such further acts and execute such documents as may reasonably be required to effect the Merger. In connection with the Closing, VPT and each VPT Subsidiary shall use its best efforts to deliver to Buyer such deeds, bills of sale, assignments, certificates, affidavits and indemnities as are required to effectuate the consummation of the transactions described herein, except to the extent that the Trustees of VPT may determine in good faith, after receiving advice from their counsel, that any such action would be expected to be a breach of such trustees' fiduciary duties under applicable law.

         9.10     Indemnification and Insurance.

                  (a) In the event of any threatened or actual claim, action, suit, proceeding or investigation, whether civil, criminal or administrative, including, without limitation, any such claim, action, suit, proceeding or investigation in which any person who is now, or has been at any time prior to the date hereof, or who becomes prior to the Effective Time, a trustee, director, officer, employee, fiduciary or agent of VPT or any of its subsidiaries (the "Indemnified Parties") is, or is threatened to be, made a party based in whole or in part on, or arising in whole or in part out of, or pertaining to (i) the fact that he or it is or was a trustee, director, officer, employee or agent of VPT or any of its subsidiaries, or is or was serving at the request of VPT or any of its subsidiaries as a trustee, director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, or (ii) this Agreement or any of the transactions contemplated hereby, whether in any case asserted or arising before or after the Effective Time, the parties hereto agree to cooperate and use their reasonable best efforts to defend against and respond thereto. It is understood and agreed that VPT shall indemnify and hold harmless, and after the Effective Time the Successor and Buyer shall indemnify and hold harmless, as and to the full extent VPT is permitted by applicable law and its Declaration of Trust and Bylaws as in effect on the date hereof, each Indemnified Party against any losses, claims, damages, liabilities, costs, expenses (including attorneys' fees and expenses), judgments, fines and amounts paid in settlement in connection with any such threatened or actual claim, action, suit, proceeding or investigation, and in the event of any such threatened or actual claim, action, suit, proceeding or investigation (whether asserted or arising before or after the Effective Time),
(i) VPT, and the Successor and Buyer after the Effective Time, shall promptly pay expenses in advance of the final disposition of any claim, suit, proceeding or investigation to each Indemnified Party to the full extent permitted by law,
(ii) the Indemnified Parties may retain one counsel satisfactory to them (or, if separate defenses are available to different Indemnified Parties, one counsel for each Indemnified Party which has such a separate defense), and VPT, and the Successor and Buyer after the Effective Time, shall pay all reasonable fees and expenses of such counsel for the Indemnified Parties within thirty days after statements therefor are received, and (iii) VPT, the Successor and Buyer will use their respective reasonable best efforts to assist in the vigorous defense of any such matter; provided, that neither VPT nor the Successor nor Buyer shall be liable for any settlement effected without its prior written consent (which consent shall not be unreasonably withheld); and provided further that neither the Successor nor Buyer shall have any obligation hereunder to any Indemnified Party when and if a court of competent jurisdiction shall ultimately determine, and such determination shall have become final and non-appealable, that indemnification of such Indemnified Party in the manner contemplated hereby is prohibited by applicable law. Any Indemnified Party wishing to claim indemnification under this Section 9.10, upon learning of any such claim, action, suit, proceeding or investigation, shall notify VPT and, after the Effective Time, the Successor and Buyer, thereof, provided that the failure to so notify shall not affect the obligations of VPT, the Successor or Buyer except to the extent such failure to notify materially prejudices such party.

                  (b) Buyer shall cause the Successor (and its successors) to establish on the Closing Date and maintain for a period of not less than six (6) years from the Closing Date provisions in its Declaration of Trust or By-laws or similar organizational documents concerning the indemnification and limitation of liability of the Indemnified Parties that are no less favorable to those persons than the provisions of VPT's Declaration of Trust or the charter, By-laws or similar organizational documents of any of its Subsidiaries in effect on the date hereof. At or prior to the Effective Time, Buyer or VPT shall purchase directors' and officers' liability insurance coverage for VPT's trustees and officers which shall provide them with $10 million of aggregate coverage for six years following the Effective Time on terms with respect to coverage and amount no less than those of such policy in effect on the date hereof, provided that such insurance can be obtained for no more than $240,000. Buyer shall cause the Successor to reimburse all expenses, including reasonable attorneys' fees, incurred by any person or entity to enforce the obligations of Buyer and Successor under this Section 9.10(b).

                  (c) This Section 9.10 is intended for the irrevocable benefit of, and to grant third party rights to, the Indemnified Parties and shall be binding on all successors and assigns of Buyer, VPT and the Successor. Each of the Indemnified Parties shall be entitled to enforce the covenants contained in this Section 9.10.

                  (d) In the event the Successor or any of its successors or assigns (i) consolidates with or merges into any other person or entity and shall not be the continuing or successor corporation or entity of such consolidation or merger or (ii) transfers or conveys all or substantially all of its properties and assets to any person or entity, then, and in each such case, proper provision shall be made so that the successors and assigns of Buyer assume the obligations set forth in this Section 9.10.

         9.11 REIT Status. Notwithstanding anything to the contrary set forth in this Agreement, nothing in this Agreement shall prohibit VPT or any VPT Subsidiary from taking any action at any time or from time to time that in the reasonable judgment of VPT is necessary for VPT to maintain its qualification as a REIT within the meaning of Sections 856-860 of the Code for any period or portion thereof ending on or prior to the Merger; provided, however, that to the extent VPT or any VPT Subsidiary deems it necessary to take any such action which would otherwise result in the breach of a covenant contained herein, VPT shall request Buyer's consent to such action, which consent shall not be unreasonably withheld. In the event that such consent is withheld, VPT or any VPT Subsidiary may take such action provided that it does not have more than a de minimis effect on the value of VPT and the VPT Subsidiaries, taken as a whole.

         9.12 Other Offers. From the date hereof until the termination of this Agreement, VPT and the VPT Subsidiaries will not, and will use their reasonable best efforts to cause their officers, directors, employees or other agents not to, directly or indirectly, (ii) take any action to solicit, initiate or facilitate any VPT Acquisition Proposal (as defined below) or (ii) unless otherwise required in accordance with the fiduciary or similar duties of the Trustees under applicable law as advised by independent legal counsel to VPT, engage in negotiations with, or disclose any non-public information relating to VPT and any VPT Subsidiary or afford access to the properties, books or records of VPT or any VPT Subsidiary to, any Person that may be considering making, or has made, a VPT Acquisition Proposal or has agreed to endorse any VPT Acquisition Proposal (other than the Merger). (Nothing herein shall prohibit VPT from amending or waiving the provisions of confidentiality agreements it has entered into with third persons with respect to the ability of such persons to submit a VPT Acquisition Proposal to VPT or its stockholders.) VPT will promptly as reasonably practicable inform buyer of receipt after the date hereof of any VPT Acquisition Proposal or any indication that any person is considering making a VPT Acquisition Proposal or any request for non-public information relating to VPT or any VPT Subsidiary or for access to the properties, books or records of VPT or any VPT Subsidiary by any person that may be considering making, or has made, a VPT Acquisition Proposal. VPT shall as promptly as reasonably practicable provide a general summary of such VPT Acquisition Proposal and shall keep Buyer informed of the status of any such Acquisition Proposal and any response thereto. For purposes of this Agreement, "VPT Acquisition Proposal" means any offer or proposal for, or any indication of interest in, (i) any merger, share exchange or business combination or similar transaction, (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition of 25% or more of the assets of VPT and the VPT Subsidiaries, taken as a whole, in a single transaction or series of transactions (whether or not related) or (iii) any tender offer or exchange offer for 25% or more of the outstanding shares of beneficial interest of VPT involving VPT or any VPT Subsidiary or the acquisition of any equity interest in, or a substantial portion of the assets of, VPT or any VPT Subsidiary, other than the transactions contemplated by this Agreement. VPT shall immediately cease and cause to be terminated, its existing solicitation, activity, discussions or negotiations with any parties conducted heretofore by VPT or any of its representatives with respect to a VPT Acquisition Proposal.

         9.13     Notice of Certain Events.

                  (a) VPT shall promptly as reasonably practicable notify Buyer of: (i) any notice or other communication from any person alleging that the consent of such person (or another person) is or may be required in connection with the transactions contemplated by this Agreement; (ii) any notice or other communication from any governmental or regulatory agency or authority in connection with the transactions contemplated by this Agreement; (iii) any actions, suits, claims, investigations or proceedings commenced or, to the best of its knowledge, threatened against, relating to or involving or otherwise affecting VPT or any VPT Subsidiary that, if pending on the date of this Agreement, would have been required to have been disclosed pursuant to Section
7.8 or which relate to the consummation of the transaction contemplated by this Agreement; and (iv) of any fact or occurrence between the date of this Agreement and the Effective Time of which it becomes aware which makes any of its representations contained in this Agreement untrue or causes any breach of its obligations under this Agreement.

                  (b) Each of Buyer and Merger Subsidiary shall promptly as reasonably practicable notify VPT of: (i) any notice or other communication from any person alleging that the consent of such person (or other person) is or may be required in connection with the transactions contemplated by this Agreement,
(ii) any notice or other communication from any governmental or regulatory agency or authority in connection with the transactions contemplated by this Agreement; (iii) any actions, suits, claims, investigations or proceedings commenced or, to the best of its knowledge, threatened against, relating to or involving or otherwise affecting Buyer or Merger Subsidiary that, if pending on the date of this Agreement, would have been required to have been disclosed pursuant to Section 8.10 or which relate to the consummation of the transaction contemplated by this Agreement; and (iv) of any fact or occurrence between the date of this Agreement and the Effective Time of which it becomes aware which makes any of its representations contained in this Agreement untrue or causes any breach of its obligations under this Agreement.

         9.14     Affiliate Letters.

         At least 30 days prior to the Closing Date, VPT shall deliver to the Buyer a list of names and addresses of the executive officers, directors and those persons who were, in VPT's reasonable judgment, at the record date for its stockholders meeting to approve the Merger, "Affiliates" (each such person, an "Affiliate") of VPT within the meaning of Rule 145 of the rules and regulations promulgated under the Securities Act. VPT shall use all reasonable efforts to deliver or cause to be delivered to the Buyer prior to the Closing Date, from each of the Affiliates of VPT identified in the foregoing list, an Affiliate Letter in the form attached hereto as Exhibit A. The Buyer shall be entitled to place legends as specified in such Affiliate Letters on the certificates evidencing any Buyer Common Stock to be received by such Affiliates pursuant to the terms of this Agreement and to issue appropriate stock transfer instructions to the transfer agent for the Buyer Common Stock consistent with the terms of such Affiliate Letter.

         9.15     Amendment to Registration Rights Agreement.

         VPT shall use reasonable best efforts to obtain on or before the Closing Date the approval of the shareholders of VPT parties to that certain Registration Rights Agreement dated September 29, 1995, as amended (the "Registration Rights Agreement"), holding a majority of the Registrable Securities (as defined in the Registration Rights Agreement) outstanding to amend the Registration Rights Agreement to provide that it shall terminate upon the consummation of the transactions contemplated by this Agreement.

ARTICLE 10.  CONDITIONS

         10.1 Conditions to Each Party's Obligation to Effect the Merger. The respective obligation of each party to effect the Merger and the other transactions contemplated herein shall be subject to the fulfillment at or prior to the Closing Date of the following conditions, any or all of which may be waived, in whole or in part by the parties hereto, to the extent permitted by applicable law:

                  (a) This Agreement and the transactions contemplated hereby, and the amendment of VPT's Declaration of Trust as referenced in Section 9.3 hereto, shall have been approved by the requisite vote of shareholders of VPT, if required by applicable law.

                  (b) The waiting period applicable to the consummation of the Merger under the HSR Act, if applicable, shall have expired or been terminated.

                  (c) Neither of the parties hereto shall be subject to any order, ruling or injunction of a court of competent jurisdiction which restrains or prohibits the consummation of the transactions contemplated by this Agreement (an "Injunction"). In the event any such Injunction shall have been issued, each party agrees to use its best efforts to have any such Injunction lifted, stayed or reversed.

                  (d) The Proxy Statement shall have been filed with and approved by the SEC.

                  (e) The Form S-4 shall have been declared effective by the SEC under the Securities Act and no stop order suspending the effectiveness of the Form S-4 shall have been issued by the SEC, and no proceeding for that purpose shall have been initiated or, to the knowledge of Buyer or VPT, threatened by the SEC.

         10.2 Conditions to Obligations of VPT to Effect the Merger. The obligation of VPT to effect the Merger shall be subject to the fulfillment at or prior to the Closing Date of the following conditions, unless waived by VPT:

                  (a) Each of the representations and warranties of Buyer contained in this Agreement shall be true and correct as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date, except to the extent that any changes, circumstances or events making such representations and warranties not true or correct would not, individually or in the aggregate, constitute a Buyer Material Adverse Effect, and VPT shall have received a certificate, dated the Closing Date, signed on behalf of Buyer by the President of Buyer to the foregoing effect.

                  (b) Buyer shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Effective Time, and VPT shall have received a certificate, dated the Closing Date, signed on behalf of Buyer by the President of Buyer to the foregoing effect.

                  (c) From the date of this Agreement through the Effective Time and, except as disclosed in the Buyer Disclosure Letter or in the Buyer SEC Reports filed prior to the date of this Agreement, since June 30, 1997 there shall not have occurred any change, circumstance or event concerning Buyer or any of the Buyer Subsidiaries, that has had or could be reasonably likely to have a Buyer Material Adverse Effect and VPT shall have received a certificate, dated the Closing Date, signed on behalf of Buyer by the President of Buyer to the foregoing effect; provided, however, that for purposes of this Section 10.2(c), a change in the trading price of the Buyer Common Stock, or the consummation by Buyer or its affiliates of an acquisition, disposition, financing or similar transaction approved by Buyer's Board of Directors, in each case in and of itself, shall not be deemed a Buyer Material Adverse Effect.

                  (d) Buyer shall have obtained the approval for the listing of the Buyer Common Stock issuable in the Merger on the AMEX, subject to official notice of issuance.

                  (e) Buyer shall have entered into registration rights agreements with each of the three largest stockholders, as of the date hereof, of VPT, which registration rights agreements shall provide such stockholders with registration rights, including shelf registration rights, for the shares of Buyer Common Stock acquired in the Merger on substantially the terms contained in the existing registration rights agreement dated June 2, 1997 between Buyer and, among other persons, Mutual Qualified Fund.

                  (f) Buyer or VPT shall have obtained the insurance referenced in Section 9.10(b).

         10.3 Conditions to Obligation of Buyer and Merger Subsidiary to Effect the Merger. The obligations of Buyer and Merger Subsidiary to effect the Merger shall be subject to the fulfillment at or prior to the Closing Date of the following conditions, unless waived by Buyer:

                  (a) Each of the representations and warranties of VPT contained in this Agreement shall be true and correct as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date, except to the extent that any changes, circumstances or events making such representations and warranties not true or correct would not, individually or in the aggregate, constitute a VPT Material Adverse Effect, and Buyer shall have received a certificate, dated the Closing Date, signed on behalf of VPT by the President of VPT to the foregoing effect.

                  (b) VPT shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Effective Time, and Buyer shall have received a certificate, dated the Closing Date, signed on behalf of VPT by the President of VPT to the foregoing effect.

                  (c) From the date of this Agreement through the Effective Time and, except as disclosed in the VPT Disclosure Letter or in the VPT SEC Reports filed prior to the date of this Agreement, since June 30, 1997 there shall not have occurred any change, circumstance or event, concerning VPT, any of the VPT Subsidiaries or any VPT Property, that has had or could be reasonably likely to have a VPT Material Adverse Effect and Buyer shall have received a certificate, dated the Closing Date, signed on behalf of VPT by the President or Vice President of VPT to the foregoing effect.

                  (d) VPT shall have entered into a closing agreement with or otherwise received a determination pursuant to Section 856(g)(4) from the Internal Revenue Service substantially to the effect that (i) if VPT failed to satisfy the REIT asset tests in its 1994 and 1995 fiscal years as a result of its ownership of certain commercial paper, such failure was not willful and was due to reasonable cause under Code Section 856(g)(4), and VPT is entitled to elect REIT status for no later than the commencement of its 1996 fiscal year, and (ii) in such case, all corporations that were subsidiaries of VPT immediately prior to its 1996 fiscal year will be treated as qualified REIT subsidiaries, within the meaning of Section 856(i)(2), for such fiscal year. In connection with obtaining such determination, VPT (x) shall advise the IRS of the potential for VPT to have tax liability for its 1994 and 1995 fiscal years in the event REIT status were revoked for such years and VPT and its subsidiaries were not permitted to file a consolidated federal income tax return for such periods and (y) shall not agree to any material condition, obligation or other undertaking, other than the payment of a reasonable amount with respect to its potential tax liability and related costs for such periods.

                  (e) The holders of VPT Options to purchase not more than an aggregate of 50,000 VPT Shares shall have failed to execute and deliver to Buyer consents agreeing to exchange their VPT Options for cash payments pursuant to
Section 5.3 hereof.

                  (f) Buyer shall have received from each of the persons named in the list provided pursuant to Section 9.14 hereof an executed copy of an Affiliate Letter substantially in the form of Exhibit A attached hereto.

                  (g) The litigation entitled Value Property Trust v. Zim Company shall have been dismissed with prejudice substantially in accordance with the related settlement agreement previously provided to Buyer.

                  (h) On the Closing Date, First American Title Insurance Company or any other nationally recognized title insurance company (the "Title Company") shall be unconditionally obligated and prepared, subject to the payment of applicable title insurance premiums and other related charges, to issue an ALTA owner's title insurance policy covering each VPT Property for which there exists a Policy, subject to no exceptions other than (i) exceptions set forth in the Policies attached as Section 8.5 to the Buyer Disclosure Letter (but not including any standard or preprinted exceptions other than exceptions for the rights of tenants in possession, as tenants only, and matters which would be shown by a current survey), and (ii) exceptions for matters arising after the date of each Policy (other than liens, encumbrances or other restrictions voluntarily entered into or assented to by VPT or any VPT Subsidiary) which, when taken together with other circumstances, changes and effects set forth in Section 7.13(j), would not have a VPT Material Adverse Effect (as defined in Section 7.13(j), insuring VPT's or the VPT Subsidiary's, or their designee's, title to the VPT Properties. Such policies of title insurance shall provide coverage in the amounts set forth on the Policies and shall also include such endorsements as may be reasonably or customarily requested by buyers of similar properties (specifically excluding zoning endorsements), to the extent such endorsements are available and customarily obtained in the state and jurisdiction in which each VPT Property is located. VPT and the VPT Subsidiaries shall have delivered all customary affidavits and other documentation required by the Title Company for the issuance of the Policies.

                  (i) The Registration Rights Agreement shall have been amended as set forth in Section 9.15 hereof.

ARTICLE 11.  TERMINATION

         11.1 Termination. This Agreement may be terminated and abandoned at any time prior to the Effective Time, whether before or after approval and adoption of this Agreement by the shareholders of VPT and Buyer:

                  (a) by mutual written consent of Buyer and VPT;

                  (b) by either Buyer or VPT if any United States federal or state court of competent jurisdiction or other governmental entity shall have issued an order, decree or ruling or taken any other action permanently restraining, enjoining or otherwise prohibiting the Merger and such order, decree, ruling or other action shall have become final and non-appealable, provided that the party seeking to terminate shall have used its best efforts to appeal such order, decree, ruling or other action;

                  (c) by Buyer upon a breach of any representation, warranty, covenant or agreement on the part of VPT set forth in this Agreement, or if any representation or warranty of VPT shall have become untrue, in either case such that the conditions set forth in Section 10.3(a) or Section 10.3(b), as the case may be, would be incapable of being satisfied by March 1, 1998; provided, however, that, in any case, a willful breach shall be deemed to cause such conditions to be incapable of being satisfied for purposes of this Section 11.1(c);

                  (d) by VPT upon a breach of any representation, warranty, covenant or agreement on the part of Buyer or Merger Subsidiary set forth in this Agreement, or if any representation or warranty of Buyer or Merger Subsidiary shall have become untrue, in either case such that the conditions set forth in Section 10.2(a) or Section 10.2(b), as the case may be, would be incapable of being satisfied by March 1, 1998; provided, however, that, in any case, a willful breach shall be deemed to cause such conditions to be incapable of being satisfied for purposes of this Section 11.1(d);

                  (e) by Buyer or VPT, if the Trustees of VPT approve or adopt, or recommend to VPT's shareholders approval or acceptance of, an Acquisition Proposal by a person other than Buyer or Merger Subsidiary, but only in the event that the Trustees of VPT, after consultation with and based upon the advice of counsel, have determined in good faith that such action is necessary for the Trustees of VPT to comply with their fiduciary or similar duties to the shareholders of VPT under applicable law;

                  (f) by either Buyer or VPT, if the Merger shall not have been consummated on or before March 1, 1998 (other than due to the failure of the party seeking to terminate this Agreement to perform its obligations under this Agreement required to be performed by it at or prior to the Effective Time);

                  (g) by Buyer if the Board of Trustees of VPT shall have failed to recommend, or shall have withdrawn, modified or amended in any material and negative respects its approval or recommendations of the Merger or shall have resolved to do any of the foregoing; provided, however, that such failure, withdrawal, modification or amendment has not been due to or the result of the Buyer's or the Merger Subsidiary's breach of any of their obligations hereunder; or

                  (h) by Buyer if this Agreement and the transactions contemplated hereby shall have failed to receive the requisite vote for approval and adoption by the shareholders of VPT upon the holding of a duly convened shareholders meeting.

         The right of any party hereto to terminate this Agreement pursuant to this Section 11.1 shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any party hereto, any person controlling any such party or any of their respective employees, officers, trustees, directors, agents, representatives or advisors, whether prior to or after the execution of this Agreement.

         11.2 Effect of Termination. In the event of the termination and abandonment of this Agreement pursuant to Section 11.1 hereof, this Agreement shall forthwith become void and have no effect, without any liability on the part of any party hereto or its affiliates, trustees, directors, officers or shareholders and all rights and obligations of any party hereto shall cease except for the agreements contained in Section 11.3 and Section 12.5; provided, however, that nothing contained in this Section 11.2 shall relieve any party from liability for any breach of this Agreement.

         11.3     Expenses.

                  (a) Except as provided in paragraph (b) below, whether or not the Merger is consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses.

                  (b) VPT will pay, or cause to be paid, in same day funds to Buyer the sum of (i) Buyer's Expenses (as defined below) up to a maximum of $750,000 and (ii) $3,000,000 (the "Termination Fee") if (A) this Agreement is terminated under Section 11.1(e) or 11.1(g) or (B) the Agreement is terminated by Buyer under Section 11.1(h) and, with respect to this clause (B), a VPT Acquisition Proposal by a person other than Buyer or Merger Subsidiary exists at the time of such termination and at the time of such termination, the required approval of the stockholders of VPT had not been obtained at the duly convened stockholder meeting or any adjournment thereof. "Buyer's Expenses" means documented out-of-pocket fees and expenses incurred or paid by or on behalf of Buyer in connection with the Merger or the consummation of any of the transactions contemplated by this Agreement, including without limitation all HSR Act filing fees, fees and expenses of counsel, commercial banks, investment banking firms, accountants, experts, environmental consultants, and other consultants to Buyer. Any amounts payable pursuant to this Section 11.3(b) shall be payable in immediately available funds concurrently with the termination of this Agreement.

         11.4 Extension; Waiver. At any time prior to the Effective Time, any party hereto, by action taken by its Board of Directors or Trustees, may, to the extent legally allowed, (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

ARTICLE 12.  GENERAL PROVISIONS

         12.1 Nonsurvival of Representations, Warranties and Agreements. All representations, warranties, certifications and agreements in this Agreement or in any instrument delivered pursuant to this Agreement shall terminate as of the Effective Time and shall not survive the Merger, provided, however, that the agreements contained in Article 5, the last sentence of Section 9.4(a), Sections 9.7, 9.10 and 11.3 and this Article 12 shall survive the Merger.

         12.2 Notices. Any notice required to be given hereunder shall be in writing and shall be sent by facsimile transmission (confirmed by any of the methods that follow), courier service (with proof of service), hand delivery or certified or registered mail (return receipt requested and first-class postage prepaid) and addressed as follows:

         If to Buyer:               Wellsford Real Properties, Inc.
                                    610 Fifth Avenue
                                    New York, NY 10020
                                    Attn:   Jeffrey H. Lynford
                                    Tel.:   (212) 333-2300
                                    Fax:    (212) 333-2323


         With a copy to:            Paul, Weiss, Rifkind, Wharton & Garrison
                                    1285 Avenue of the Americas
                                    New York, NY  10019
                                    Attn:   Robert B. Schumer
                                    Tel.:   (212) 373-3000
                                    Fax:    (212) 757-3990

                                    and

                                    Robinson Silverman Pearce
                                      Aronsohn & Berman LLP
                                    1290 Avenue of the Americas
                                    New York, NY 10104
                                    Attn: Alan S. Pearce
                                    Tel.: (212) 541-2000
                                    Fax: (212) 541-4630

         If to VPT:                 Value Property Trust
                                    120 Albany Street, 8th Floor
                                    New Brunswick, NJ 08901
                                    Attn:   George Zoffinger
                                    Tel.:   (201) 296-3080
                                    Fax:    (201) 296-3090

         With a copy to:            Goodwin, Procter & Hoar  LLP
                                    Exchange Place, 53 State Street
                                    Boston, MA 02109
                                    Attn:   Laura Hodges Taylor, P.C.
                                    Tel:    (617) 570-1000
                                    Fax:    (617) 523-1231

or to such other address as any party shall specify by written notice so given, and such notice shall be deemed to have been delivered as of the date so delivered.

         12.3 Assignment; Binding Effect; Benefit. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties; provided, however, Buyer and Merger Subsidiary may each assign their respective rights, interests or obligations hereunder to any affiliate provided that Buyer remains obligated hereunder and such assignment does not alter the rights, interests or obligations of VPT hereunder. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. Notwithstanding anything contained in this Agreement to the contrary, except for the provisions of Sections 5.1, 5.2, 9.7 and 9.10, nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties hereto or their respective heirs, successors, executors, administrators and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement.

         12.4 Entire Agreement. This Agreement, the VPT Disclosure Letter, the Buyer Disclosure Letter and any documents delivered by the parties in connection herewith constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings among the partes with respect thereto except that the Confidentiality Agreement (as hereinafter defined) shall remain in effect and shall be binding upon Buyer and VPT in accordance with its terms. No addition to or modification of any provision of this Agreement shall be binding upon any party hereto unless made in writing and signed by all parties hereto.

         12.5 Confidentiality. Buyer and VPT understand and agree that they are still bound by and subject to the terms of the confidentiality agreements, dated as of February 14, 1997 and August 26, 1997, by and between Buyer and VPT (collectively, the "Confidentiality Agreements").

         12.6 Amendment. This Agreement may be amended by the parties hereto, by action taken by their respective authorized person, persons or governing bodies, at any time before or after approval of matters presented in connection with the Merger by the shareholders of VPT, but after any such shareholder approval, no amendment shall be made which by law requires the further approval of shareholders without obtaining such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

         12.7 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Maryland without regard to its rules of conflict of laws.

         12.8 Counterparts. This Agreement may be executed by the parties hereto in separate counterparts, each of which so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument. Each counterpart may consist of a number of copies hereof each signed by less than all, but together signed by all of the parties hereto.

         12.9 Headings. Headings of the Articles and Sections of this Agreement are for the convenience of the parties only, and shall be given no substantive or interpretive effect whatsoever.

         12.10 Waivers. Except as provided in this Agreement, no action taken pursuant to this Agreement, including, without limitation, any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representations, warranties, covenants or agreements contained in this Agreement. The waiver by any party hereto of a breach of any provision hereunder shall not operate or be construed as a waiver of any prior or subsequent breach of the same or any other provision hereunder.

         12.11 Incorporation. The VPT Disclosure Letter and the Buyer Disclosure Letter and all Schedules attached hereto and thereto and referred to herein and therein are hereby incorporated herein and made a part hereof for all purposes as if fully set forth herein.

         12.12 Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

         12.13    Interpretation and Certain Definitions.

                  (a) In this Agreement, unless the context otherwise requires, words describing the singular number shall include the plural and vice versa, and words denoting any gender shall include all genders.

                  (b) As used in this Agreement, the word "Subsidiary" or "Subsidiaries" when used with respect to any party means any corporation, partnership, joint venture, business trust, real estate investment trust or other entity, of which such party directly or indirectly owns or controls at least a majority of the securities or other interests having by their terms ordinary voting power to elect a majority of the trustees or board of directors or others performing similar functions with respect to such corporation or other organization.

                  (c) As used in this Agreement, the word "person" means an individual, a corporation, a partnership, an association, a joint-stock company, a trust, a limited liability company, any unincorporated organization or any other entity.

                  (d) As used in this Agreement unless otherwise indicated, the word "affiliate" shall have the meaning set forth in Rule 12b-2 of the Exchange Act.

         12.14 Specific Performance. The parties hereto agree that if any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached, irreparable damage would occur, no adequate remedy at law would exist, and damages would be difficult to determine, and that the parties shall be entitled to specific performance of the terms hereof, without the posting of any bond whatsoever in addition to any other remedy at law or equity.

         12.15 Broker Liability Release. Buyer, Merger Subsidiary and VPT acknowledge and agree that Merrill Lynch has made no investigation or determination regarding: the presence or absence of hazardous materials, lead paint hazards, toxic wastes or other undesirable substances; the present or future use of VPT property; violations of any federal, state, county or municipal ordinances, statutes, or regulations; proposed acquisition of VPT property by federal, state, county or municipal governments; the correctness of the income and expense information, rent roll, accuracy of building dimensions and square footage; the existence or nonexistence of physical defects in VPT property or, except as set forth in Section 7.16, the value of VPT. Buyer, Merger Subsidiary and VPT hereby release Merrill Lynch from any liability relating thereto and agree that such investigation and determination has been Buyer's sole responsibility, and Merrill Lynch shall not be held responsible therefor except for liability for Merrill Lynch's negligent or intentional misrepresentations.

                                   SIGNATURES


         IN WITNESS WHEREOF, the parties have executed this Agreement and caused the same to be duly delivered on their behalf on the day and year first written above.

                                               VALUE PROPERTY TRUST
ATTEST:


   By:  /s/ Paul McArthur                      By: /s/ George Zoffinger
        -----------------                          --------------------
 Name:  Paul McArthur                        Name: George Zoffinger
Title:  Executive Vice President            Title: President and Chief Executive
                                                   Officer


                                               WELLSFORD REAL PROPERTIES, INC.
ATTEST:


By:                                            By: /s/ Gregory Hughes
                                                   ------------------
     Name:                                   Name: Gregory Hughes
     Title:                                 Title: Chief Financial Officer


                                               WELLSFORD CAPITAL CORPORATION
ATTEST:


By:                                            By: /s/ Gregory Hughes
                                                   ------------------
     Name:                                   Name: Gregory Hughes
     Title:                                        Title:

                VALUE PROPERTY TRUST AND SUBSIDIARIES                   FORM 8-K


                         EXHIBITS AND SCHEDULES OMITTED

Exhibit A  -      Form of Affiliate Letter

VPT Disclosure Schedule -

         7.1      Compliance with Law; Organizational Documents
         7.3      Capitalization
         7.4      Subsidiaries
         7.6      Noncontravention
         7.8      Litigation
         7.9      Absence of Certain Changes
         7.11     Taxes
         7.13     Properties
         7.14     Environmental Matters
         7.17     Related Party Transactions
         7.18     Contracts
         7.20     Benefit Plans
         7.23     Undisclosed Liabilities
         9.1      Conduct of Business

Buyer Disclosure Schedule

         8.1      Compliance with Law; Organizational Documents
         8.3      Noncontravention
         8.5      Title Reports
         8.6      Capitalization
         8.7      Subsidiaries
         8.8      Other Interests
         8.10     Litigation
         8.11     Absence of Certain Changes
         8.12     Taxes
         8.14     Properties
         8.15     Environmental Matters
         8.17     Related Party Transactions
         8.21     Undisclosed Liabilities

         Value Property Trust agrees to supplementally furnish such omitted exhibits and schedules to the Securities and Exchange Commission upon request.